UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Allegheny Technologies Incorporated

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Proxy
Statement
and notice of annual meeting of stockholders 2018

Creating long-term value thru
Relentless Innovation
Our Vision
Building the World’s Best Specialty Materials and Components Company™
Focus on differentiated products with significant technical barriers to entry
Focus on global markets that have long-term growth expectations and require ATI’s technical and manufacturing leadership
This focus creates superior growth in shareholder
value over the long term and enhances opportunities
for our strategic customers and employees.

Dear Stockholders

I am pleased to invite you to attend Allegheny Technologies Incorporated’s 2018 Annual Meeting of Stockholders. As in prior years, we will consider matters that are important to our company.

For ATI, 2017 was a year of important progress on several key strategic initiatives that set the stage for our longer-term success and for sustainable, profitable growth.

Enabled by its innovative technologies, differentiated products and long-term agreements with key strategic customers, our High Performance Materials and Components segment continues to benefit from the transition to next-generation jet engines and aircraft that is underway in the commercial aerospace market. Additionally, we continue to develop HPMC’s powder capabilities. Among other achievements in 2017, we announced our investment in a new titanium powder facility. We also formed a new joint venture with GE Aviation, named Next Gen Alloys, to further develop a novel meltless titanium alloy powder manufacturing process. We believe this technology has the potential to meaningfully change the way the industry produces titanium powder materials.

Our Flat Rolled Products business returned to full-year profitability in 2017, an important milestone in our multi-year effort to achieve sustainable profitability. In November, we announced an innovative joint venture with a Tsingshan Group company to produce 60-inch wide stainless products in the United States. We expect this business to significantly improve the utilization of our Hot-Rolling and Processing Facility, or HRPF. Also in 2017, we obtained a contract to supply high value nickel sheet products for use in a major pipeline repair project, primarily due to the world-class capabilities of the HRPF. We believe that, taken together, these and other recent FRP achievements highlight the synergies between our FRP and HPMC businesses and will provide a springboard for FRP’s continued financial improvement in 2018 and beyond.

While we have made progress, more work remains. Moving forward, we believe that our ongoing emphasis on innovation, differentiation and long-term strategic planning is driving ATI’s transition to sustainable profitability and long-term value creation for all of our stakeholders.

We remain committed to integrity and good corporate governance. We believe that management and Board accountability, transparency and ongoing engagement with our investors are key to the long-term success and sustainability of our business. Our corporate governance practices reflect these values, as do our extensive stockholder outreach efforts over the last several years. We value your feedback and look forward to our ongoing dialogue.

Thank you for your support in our ongoing commitment to Creating Long-Term Value Thru Relentless Innovation®.

Sincerely,

Richard J. Harshman

Chairman, President and Chief Executive Officer

March 27, 2018

ATI 2018 Proxy Statement    / 1

Notice of annual meeting of stockholders

Your vote is important

Please vote as soon as possible.

You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

How to vote

Annual Meeting Information

Date: Thursday, May 10, 2018

Time: 11:00 a.m. Pacific Time

Place: Salem Convention Center, 200 Commercial Street, SE, Salem, Oregon 97301

Record Date: March 12, 2018

Agenda

1. Election of four directors;

2. Advisory vote to approve the compensation of our named executive officers; and

3. Ratification of the selection of Ernst & Young LLP as our independent auditors for 2018.

Admission To The Meeting

Only holders of ATI common stock or their authorized representatives by proxy may attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information when voting by telephone or Internet.

If your shares are held through an intermediary such as a broker or a bank, you will need to present proof of your ownership as of the record date, March 12, 2018, for admission to the meeting. Proof of ownership could include a proxy card from your bank or broker or a copy of your account statement.

All attendees will need to present valid photo identification for admission to the meeting.

The approximate date of the mailing of this proxy statement, proxy card, and ATI’s 2017 Annual Report is March 27, 2018. For further information about ATI, please visit our website at atimetals.com.

On behalf of the Board of Directors:

ELLIOT S. DAVIS

Corporate Secretary

March 27, 2018

Via the internet: Visit the website listed on our proxy card
By mail: Sign, date and return your proxy card in the enclosed envelope
By telephone: Call the telephone number on your proxy card
In person: Attend the Annual Meeting in person

Important notice regarding the availability of proxy materials for the ATI Annual Meeting of Stockholders to be held on Thursday, May 10, 2018.

The proxy statement, proxy card and 2017 annual report of Allegheny Technologies Incorporated are available for review at: envisionreports. com/ATI.

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ATI 2018 Proxy Statement    / 3

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety before voting, as this summary does not contain all of the information that you should consider.

Annual meeting of stockholders

Meeting date:

Thursday, May 10, 2018

Time:

11:00 a.m. Pacific Time

Place:

Salem Convention Center

200 Commercial Street SE

Salem, OR 97301

Record date and voting:

March 12, 2018

ATI stockholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote on each other matter presented.

Meeting agenda and voting matters
Proposal	Board’s recommendation	Page reference

1. Election of four directors	FOR	9

2. Advisory vote to approve the compensation of our named executive officers	FOR	33

3. Ratification of Ernst & Young LLP as our independent auditors for 2018	FOR	69

Director nominees – Class I – Term to expire in 2021

Name	Director Since	Experience and Qualifications	Board Committees
Herbert J. Carlisle	2018	• Leadership • Industry • Finance • Technical	• Audit • Technology
Diane C. Creel Lead Independent Director	1996	• Leadership • Industry • Finance • Technical	• Nominating and Governance (Chair) • Personnel and Compensation
John R. Pipski	2011	• Industry • Finance • M&A	• Audit (Chair) • Finance
James E. Rohr	1996	• Leadership • Finance • M&A	• Personnel and Compensation (Chair)

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PROXY STATEMENT SUMMARY | HIGHLIGHTS

Board Composition

ATI has a diverse, highly-credentialed and highly-experienced board. Our directors possess a variety of qualifications, backgrounds, skill and experiences contributing to a Board that is well-rounded and well-positioned to effectively oversee our business and promote the interests of our stakeholders.

Highly Engaged Board Guides the Strategic Direction of our Company:

•	Actively involved in long-term strategic planning – including an annual, multi-day strategic planning meeting in addition to regular quarterly and other Board meetings.

•	Regularly conduct site visits at our facilities throughout the United States. We also rotate the location of our Annual Meeting to various communities in which we conduct significant operations. This allows our directors to meet with management and other employees to gain firsthand exposure to the technologies that drive our success and deeper knowledge of the strengths and challenges of our business and how they tie to our near and long-term strategic goals.

•	Actively involved in succession planning – our robust process includes regular engagement with senior management.

•	95% overall attendance rate for Board and Committee meetings over the last two years.

•	Robust stock ownership guidelines.

Thoughtful Board Refreshment

•	We have a mandatory retirement age, and our Board is actively engaged in recruitment efforts in connection with several resulting retirements anticipated over the next five years.

•	Annual Board evaluation process assesses the need to add members with experience or skill sets that may enhance Board effectiveness; the Board can appoint new members when presented with candidates who fill a particular need or otherwise would serve as an asset to the Board.

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PROXY STATEMENT SUMMARY | HIGHLIGHTS

Governance Highlights

Our commitment to good corporate governance is illustrated by the following practices:

•	Board independence (10 out of 11 directors are independent)

•	Lead Independent Director with strong and clear responsibilities

•	Independent directors regularly meet in executive sessions without management present

•	100% independent Audit, Personnel & Compensation, Finance and Nominating & Governance Committees

•	Annual Board & Committee Self-Assessments

•	Strong corporate governance guidelines and policies
•	Majority voting/director resignation policy for uncontested elections

•	Board diversity (female and minority directors comprise over 35% of our Board)

•	Proxy Access (adopted in 2016)

•	Limits on future severance arrangements (since 2016)

•	Robust stock ownership guidelines for directors and executive management

•	Succession planning for our Board and executive leadership

•	Board risk oversight

Stockholder Engagement

We value the input we receive from our stockholders. As part of our investor relations program, we regularly communicate with our investors and actively engage with them throughout the year. We solicit their feedback on corporate governance topics and ATI’s executive compensation program.

Our goal is to be responsive to our stockholders and to ensure that we understand and address our stockholders’ concerns and observations. As a result of our stockholder engagement, we have made significant changes to our corporate governance practices and executive compensation program in recent years.

2017 Business Performance

Sales were $3.5 billion, up 13%

versus prior year

•  High Performance Materials and Components (HPMC) segment sales increased 7% to $2.07 billion, including a 9% increase in sales to aerospace & defense

•  Flat Rolled Products (FRP) segment sales increased 21% to $1.46 billion, including a 51% increase in sales to the oil & gas market and an 18% increase in sales to the automotive market

Gross profit margin increased 176%, to $449 million, compared to 2016

•  Marked our second year of more than doubling prior year’s gross profit margin

•  Demonstrates the benefits of our prior restructuring actions, ongoing focus on high-value products and improved utilization of our manufacturing facilities

Sales to the aerospace & defense market, our largest end-market, increased $128 million, or 8% vs. 2016

•  49% of consolidated ATI sales in 2017

•  76% of HPMC segment sales, driven by an 11% increase in commercial jet engine sales in 2017, including a 35% improvement in sales of next-generation jet engine products

Segment operating profit was $283.4 million, or 8% of sales

•  HPMC segment operating profit was $246.4 million, or 12% of sales

•  FRP segment operating profit was $37.0 million, or 3% of sales

Net loss attributable to ATI was $91.9 million, or $(0.83) per share

•  Adjusted net income attributable to ATI was $54.6 million, or $0.48 per share, excluding goodwill impairment, debt extinguishment charges, and tax legislation benefits

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PROXY STATEMENT SUMMARY | PAY FOR PERFORMANCE

Our Compensation Philosophy—Pay for Performance

ATI’s executive compensation program is designed to drive our long-term strategic vision and to align with our pay-for-performance philosophy. The goals of our program are to compensate executive management based on our performance, create long-term stockholder value and attract and retain key employees. Paying for performance is a key attribute of ATI’s compensation philosophy. As such, a significant portion of the compensation of each named executive officer (“NEO”) is subject to the achievement of rigorous performance goals and, therefore, is “at risk.”

The following table shows target and realizable pay to the CEO over the past three-years in terms of total compensation, annual cash incentive, and long-term incentives. Each of our NEOs received annual cash incentive awards with respect to our 2017 performance.

•   For both 2015 and 2016, our Personnel and Compensation Committee determined that our CEO should forfeit his earned annual cash incentive due to overall Company financial performance.

•   Additionally, much of our CEO’s target long-term incentive awards scheduled to vest over the last three years have been forfeited by their terms as a result of the Company’s financial performance failing to achieve threshold performance criteria. Consequently, realized compensation is well below targeted amounts.

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PROXY STATEMENT SUMMARY | TOTAL REALIZED COMPENSATION

Total Realized Compensation

When making determinations and awards under our incentive plans, the Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below. The following comparison of target compensation to realized compensation for our NEOs demonstrates our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant portion of senior executive compensation “at risk”:

Named Executive Officer	2017 Target Compensation	2017 Total Realized Compensation	% of Target Realized
Harshman	$5,989,000	$3,524,831	58.9%
DeCourcy	$1,824,000	$1,340,605	73.5%
Kramer	$1,710,000	$1,220,086	71.4%
Sims	$1,938,000	$1,423,376	73.4%
Wetherbee	$1,938,000	$1,371,768	70.8%

Total Realized Compensation is calculated as follows:

Total Compensation as determined by SEC rules in the “Total” column of the Summary Compensation Table	-	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column of the 2017 Summary Compensation Table)	-

the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2017 Summary Compensation Table)

+

the value realized in 2017 from shares earned under the 2015-2017 Long-Term Shareholder Value (“LTSV”) award program and the portion of shares awarded under our 2016 Long-Term Incentive Plan that vested in 2017 (as reflected in the Options Exercised and Stock Vested Table; no shares vested under the Performance/Restricted Stock (“PSRP”) or Total Shareholder Return (“TSR”) programs for the 2015-2017 period).

2017 Say On Pay Vote

In 2017, our Say On Pay proposal received the support of 96% of the shares voted at our Annual Meeting. Our Board believes this high level of support from our stockholders is a result of our commitment to ensure a strong link between pay and performance.

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Item 1 – Election of Directors

Our Board of Directors has nominated four directors for election. Herbert J. Carlisle, Diane C. Creel, John R. Pipski and James E. Rohr are standing for election to the Board as Class I directors for three-year terms expiring in 2021.

Plurality Voting: Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

Director Resignation Policy: While directors are elected by a plurality of the votes cast, our Bylaws include a director resignation policy. This policy states that, in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, the director nominee must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board regarding any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

If a nominee becomes unable or unwilling to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Company has no reason to believe that any of the nominees for election will be unable or unwilling to serve.

Director Terms

Our directors currently are divided into three classes, and the directors in each class generally serve for three-year terms unless unable to serve due to death, retirement or disability. The term of one class of directors currently expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced or by effectively reassigning a director from another class. The Board may also create a new director position in any class and elect a director to hold the newly created position. It is expected that new directors appointed by the Board will stand for election by the stockholders at the next annual meeting.

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ITEM 1 – ELECTION OF DIRECTORS | OUR DIRECTOR NOMINATION PROCESS

Our Director Nomination Process

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders. For information on how to submit a candidate for consideration, please see “2019 Annual Meeting and Stockholder Proposals.”

Director Criteria For Nominees

Director candidates are generally selected on the basis of the following criteria:

•   their business or professional experience;

•   recognized achievement in their respective fields;

•   integrity and judgment;

•   ability to devote sufficient time to the affairs of ATI;

•   the diversity of their backgrounds;

•   ability to represent the interests of all stockholders;

•   the skills and experience that their membership adds to the overall competencies of the Board; and

•   the current needs of our company.

Board Diversity is one of many criteria considered by the Board when evaluating candidates. A key factor in determining director nominees is building a cognitively diverse board representing a wide breadth of experience and perspectives.

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ITEM 1 – ELECTION OF DIRECTORS | OUR DIRECTOR NOMINATION PROCESS

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the Chairman, President and Chief Executive Officer, and other members of executive management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings.

Additionally, the Committee conducts individual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

Director Skills Summary

Our 2018 Director Nominees and Continuing Directors

Our Board determined that each of the four director nominees qualifies for election under the criteria for evaluation of directors. The Board determined that Ms. Creel and Messrs. Carlisle, Pipski and Rohr qualify as independent directors under applicable rules and regulations and our categorical Board independence standards.

All of our directors bring to our Board a wealth of leadership experience derived from their service in executive and managerial roles, as well as extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, and certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, are described in the following pages.

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ITEM 1 – ELECTION OF DIRECTORS | 2018 DIRECTOR NOMINEES

Nominees – Class I – Term to Expire at the 2021 Annual Meeting

Herbert J. Carlisle

New Director in 2018 Age 62

General Carlisle has been President and Chief Executive Officer of the National Defense Industrial Association (NDIA) since March 2017, when he retired from the United States Air Force as a four-star general following a 39-year military career. His last Air Force assignment was as Commander, Air Company Command at Langley Air Force Base in Virginia. Prior to that, he was the Commander of the Pacific Air Forces, the air component Commander for the U.S. Pacific Command, and served as executive director of Pacific Air Combat Operations staff, Joint Base Harbor in Hawaii, following various operational and staff assignments throughout the Air Force, including as chief of air operations, U.S. Central Command Forward in Riyadh, Saudi Arabia and as director of legislative liaison at the Office of the Secretary of the Air Force.

General Carlisle is a member of the Audit Committee and the Technology Committee

SKILLS AND QUALIFICATIONS:

The Board believes that General Carlisle’s qualifications include his executive leadership experience as a senior military official, his legislative and government experience and his experience and knowledge in the aerospace and defense fields.

Diane C. Creel

Director since 1996 Age 69 Lead Independent Director

From 2003 until her retirement in 2008, Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a subsidiary of Ecolab Inc. and a waste stream technology company using patented technologies. Ecovation became a subsidiary of Ecolab Inc. in 2008. Previously, Ms. Creel served as Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to 2003.

Ms. Creel has served as Lead Independent Director since the position was established in 2011. Ms. Creel is Chair of the Nominating and Governance Committee and a member of the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Creel’s qualifications include her experience as a chief executive officer of various companies and her entrepreneurial, management and technical experience.

	CURRENT DIRECTORSHIPS: • Timken Steel Corporation • EnPro Industries, Inc.	PAST DIRECTORSHIPS: • URS Corporation and Goodrich Corporation

John R. Pipski

Director since 2011 Age 70 Audit Committee Financial Expert

Mr. Pipski was a tax partner of Ernst & Young LLP, a public accounting firm, until his retirement in 2001. Thereafter, he provided business advisory and financial and tax accounting services through his own firm until 2013.

Mr. Pipski is Chair of the Audit Committee and a member of the Finance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Pipski’s qualifications include his expertise in financial and tax accounting for public companies, including those in the metals and mining industries, and his general business experience.

PAST DIRECTORSHIPS:

•   CNX Gas Corporation (Chairman of its Audit Committee)

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ITEM 1 – ELECTION OF DIRECTORS | 2018 DIRECTOR NOMINEES

James E. Rohr

Director since 1996 Age 69

Mr. Rohr served as Executive Chairman of The PNC Financial Services Group, Inc., a diversified financial services organization, from May 2013 until his retirement in April 2014. Previously, he was Chairman from 2001 until April 2013 and Chief Executive Officer from 2000 until April 2013. He served as President of The PNC Financial Services Group from 1990 to 2002.

Mr. Rohr is Chair of the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Rohr’s qualifications include his significant leadership and management experience from his years of serving as a chief executive officer of a large, publicly traded company and his expertise in capital markets and financial matters.

	CURRENT DIRECTORSHIPS: • EQT Corporation • Marathon Petroleum Corporation (Appointed as Lead Director beginning in April 2018) • General Electric Company (until April 2018)	PAST DIRECTORSHIPS: • The PNC Financial Services Group, Inc., and BlackRock Inc.

Continuing Directors – Class II – Term to Expire at the 2019 Annual Meeting

Richard J. Harshman

Director since 2011 Age 61

Mr. Harshman became Chairman, President and Chief Executive Officer in May 2011. He was President and Chief Operating Officer from 2010 until May 2011. Prior to that, he served as Executive Vice President, Finance and Chief Financial Officer from 2003 to 2010. Mr. Harshman joined the Company in 1978 and served in several financial management roles for the Company.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Harshman’s qualifications include his experience in senior leadership positions, his intimate knowledge of the industry and ATI’s business given his tenure with the Company, and his financial expertise. Furthermore, the Board believes that Mr. Harshman’s current position as Chairman, President and Chief Executive Officer provides a unified vision for ATI.

CURRENT DIRECTORSHIPS:

•   Ameren Corporation (Appointed as Lead Independent Director beginning in May 2018)

Carolyn Corvi

Director since 2012 Age 66

Upon her retirement in 2008, Ms. Corvi concluded a 34-year career with The Boeing Company, a diversified aerospace company, where she most recently served as Vice President, General Manager of Airplane Programs, Boeing Commercial Airplanes, a position she held from 2005 until her retirement.

Ms. Corvi is a member of the Finance Committee, the Personnel and Compensation Committee, and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Corvi’s qualifications include her extensive experience in the aerospace industry (ATI’s largest end-market) and her knowledge of and experience in manufacturing.

	CURRENT DIRECTORSHIPS: • Hyster-Yale Materials Handling, Inc. • United Continental Holdings, Inc.	PAST DIRECTORSHIPS: • Goodrich Corporation and Continental Airlines, Inc.

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ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

Barbara S. Jeremiah

Director since 2008 Age 66

Prior to her retirement in 2009, Ms. Jeremiah served as Executive Vice President of Alcoa, Inc., a leading aluminum producer, from 2002 until 2008, when she also assumed the position of Chairman’s Counsel.

Ms. Jeremiah is a member of the Finance Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Jeremiah’s qualifications include her strong background in the metals industry and significant strategic development and international experience.

	CURRENT DIRECTORSHIPS: • Russel Metals, Inc. • Aggreko plc • Weir Group	PAST DIRECTORSHIPS: • Boart Longyear Limited (Chair from 2013 to 2015), EQT Corporation and First Niagara Financial Group, Inc.

John D. Turner

Director since 2004 Age 72

Mr. Turner served as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, from 2001 until his retirement in 2003.

Mr. Turner is the Chair of the Technology Committee and a member of the Finance Committee and the Nominating and Governance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Turner’s qualifications include his experience in executive oversight and senior leadership positions, background in the manufacturing sector, and familiarity with industrial and technical matters.

CURRENT DIRECTORSHIPS:

•   Matthews International Corporation (Chairman since 2010)

Continuing Directors – Class III – Term to Expire at the 2020 Annual Meeting

James C. Diggs

Director since 2001 Age 69

Prior to his retirement in 2010, Mr. Diggs was Senior Vice President and General Counsel of PPG Industries, Inc., a manufacturer and distributor of a broad range of paints, coatings and specialty materials, since 1997. He held the position of Secretary from 2004 to 2009.

Mr. Diggs is Chair of the Finance Committee and is a member of the Audit Committee and the Nominating and Governance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Diggs’s qualifications include his experience with industry and legal matters, his senior leadership at a global public company, and his experience with domestic and international operations.

CURRENT DIRECTORSHIPS: • Brandywine Realty Trust

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ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

J. Brett Harvey

Director since 2007 Age 67

Mr. Harvey previously served as Chairman Emeritus of CONSOL Energy Inc., a leading diversified energy company in the United States, from May 2016 to May 2017. He served as Chairman of CONSOL from 2010 until his retirement in May 2016 and was Executive Chairman from May 2014 to January 2015. Mr. Harvey was Chief Executive Officer of CONSOL from 1998 until May 2014. He also served as President from 1998 until 2011. Mr. Harvey was Chairman of CNX Gas Corporation, a subsidiary of CONSOL, from 2009 to 2014 and was a Director of CNX from 2005 to 2014.

Mr. Harvey is a member of the Nominating and Governance Committee and the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Harvey’s qualifications include his significant oversight experience from serving as chief executive officer of a public company, his industry experience in the oil and gas market (a large end-market for ATI), and his operational expertise.

	CURRENT DIRECTORSHIPS: • Barrick Gold Corporation (Lead Independent Director since 2013) • Warrior Met Coal (Lead Independent Director since February 2018)	PAST DIRECTORSHIPS: • CONSOL Energy Inc. (Chairman from 2010 to 2016) and CNX Gas Corporation (Chairman from 2009 to 2010)

David J. Morehouse

Director since 2015 Age 57

Mr. Morehouse is Chief Executive Officer and President of Pittsburgh Penguins LLC, which owns and operates the Pittsburgh Penguins National Hockey League team. He was named President of the Pittsburgh Penguins in 2007 and has also served as Chief Executive Officer since 2010. He joined the Pittsburgh Penguins in 2004 as a consultant for special projects, including the construction of the team’s current arena.

The United Steelworkers (“USW”) initially proposed the nomination of Mr. Morehouse in contemplation of the 2017 retirement of former ATI director Louis J. Thomas, the previous USW nominee to our Board. The Collective Bargaining Agreement between Allegheny Ludlum, which is an ATI subsidiary, and the USW permits the International President of the USW to propose to our Chairman one nominee for election to our Board.

Mr. Morehouse is a member of the Audit Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Morehouse’s qualifications include his leadership, strategic planning and development, operations, branding and marketing, and government experience.

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Our Corporate Governance

We at ATI are committed to a strong self-governance program. Our corporate governance practices are designed to maintain high standards of oversight, compliance, integrity and ethics, while promoting growth in long-term stockholder value. The role of our Board of Directors is to ensure that ATI is managed for the long-term benefit of our stockholders and other stakeholders.

Each year we review our corporate governance and compensation policies and practices and engage with our stockholders. In our ongoing effort to ensure that our governance policies and practices consistently reflect best practices, we take suggestions from our stockholders into consideration, along with developments and evolving trends reflected in the standards established by proxy advisory firms, as well as in the policies, practices and disclosures of other public companies. In this way, we affirm our commitment to RELENTLESS INNOVATION™ by continually evolving our programs to benefit all of our stakeholders.

Our Commitment to Integrity and Sustainability

ATI is committed to conducting its business in an honest, ethical and lawful manner. Our employees strive to satisfy the spirit and intent, as well as the technical requirements, of the contracts we enter into and the laws, regulations and rules that govern us.

We are committed to protecting the health and safety of our employees, the environment, and our communities. We support sustainable development and consistently work to improve our operations to the benefit of our stockholders, employees, customers and local communities.

We are committed to providing a workplace where employees are treated with dignity and respect, free of harassment and discrimination, and where all employees can fulfill their potential based on merit and ability.

We value our reputation. We pledge to promptly address issues in a lawful and proper manner. We strive to create value for our stakeholders while continually improving our performance as a good corporate citizen.

We are also committed to providing information in our financial reporting that is accurate, complete, objective, relevant, timely and transparent, and we have a robust system of internal controls.

We take these commitments seriously. Our management and our Board have instilled a culture, throughout our organization, that supports and honors these commitments. We expect that the actions of our employees, officers and directors comply with these principles and all polices undertaken to further these objectives.

Corporate Governance Information on our Website

The following governance documents are available on our website, www.atimetals.com, at “About ATI—Corporate Governance”:

•   Corporate Governance Guidelines

•   Corporate Guidelines for Business Conduct and Ethics (including Financial Code of Ethics)

•   Board Committee Charters

•   Certificate of Incorporation and Bylaws

Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

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OUR CORPORATE GOVERNANCE | ATI CORPORATE GOVERNANCE AT A GLANCE

ATI Corporate Governance at a Glance

Presented below are some highlights of the ATI corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Board Independence	• 10 of our 11 directors are independent. • Our CEO is the only management director.
Board Composition

•   Currently, the Board has fixed the number of directors at 11.

•   Our Board regularly assesses its performance and can adjust the number of directors according to need or as the opportunity arises to enhance the overall mix of skills and experience represented on our Board.

•   As shown under Item 1 – Election of Directors, our Board has a diverse mix of skills, experience and background.

Accountability to Stockholders

•   Engagement with Stockholders. We actively reach out to our stockholders through our annual engagement program and communicate with them on important compensation, governance and environmental and social sustainability issues. Also, stockholders can contact our Board, Lead Independent Director or management by email or regular mail.

•   Proxy Access. We allow a stockholder or group of up to 20 stockholders owning an aggregate of 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors then in office or two nominees, whichever is greater, provided the stockholders and nominees otherwise satisfy the requirements of our Bylaws.

•   Majority Voting/Director Resignation Policy. Our director resignation policy provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board for the Board’s consideration.

Independent Board Committees

•   We have five Board committees: Audit; Finance; Nominating and Governance; Personnel and Compensation; and Technology.

•   All of the Board committees are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website.

Strong Lead Independent Director

•   Diane C. Creel serves as our Lead Independent Director. We encourage open communication and strong working relationships among the Lead Independent Director, Chairman and other directors.

•   Our independent directors meet in regularly scheduled executive sessions, led by the Lead Independent Director, without the presence of management.

•   Stockholders can communicate with the independent directors through the Lead Independent Director.

Risk Oversight

•   Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Succession Planning

•   The Board actively monitors our management succession plans and receives regular updates on employee engagement, diversity and retention matters. At least annually, the Board reviews senior management succession and development plans.

•   Additionally, the Board evaluated matters related to Board succession and the processes by which additional directors with strong and diverse experience can be attracted and selected for future Board seats.

Board/ Committee Self-evaluation	• We have an annual self-evaluation process for the Board. • We have an annual self-evaluation process for each standing committee of the Board.
Director and NEO Stock Ownership

•   Each director is expected to own at least 10,000 shares of our common stock.

•   Executives are expected to own ATI common stock with a value equivalent to:

•   CEO: 6 times base salary;

•   Executive Vice Presidents and the Chief Financial Officer: 3 times base salary; and

•   Senior Vice Presidents: 2 times base salary.

Ethics/Corporate Responsibility

•   Our Corporate Guidelines for Business Conduct and Ethics, as well as the Company’s attention to environmental, social and governance issues, are disclosed on our website.

•   The Company has an active ethics and compliance program, which includes regular employee training.

ATI 2018 Proxy Statement    / 17

OUR CORPORATE GOVERNANCE | CORPORATE GOVERNANCE GUIDELINES

Corporate Governance Guidelines

ATI’s Board of Directors has adopted Corporate Governance Guidelines that are designed to assist the Board in the exercise of its duties and responsibilities to the Company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management levels, with a view to achieving ATI’s strategic objectives. The Guidelines are subject to modification by the Board at any time.

Corporate Guidelines for Business Conduct and Ethics

Our Corporate Guidelines for Business Conduct and Ethics (our “Code of Ethics”) apply to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and principal accounting officer. We require all directors, officers and employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in their work.

Our Code of Ethics requires that our directors, officers and employees avoid conflicts of interest, comply with applicable laws, conduct business in an honest and ethical manner, and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. It includes a financial code of ethics specifically for our Chief Executive Officer, our Chief Financial Officer, and all other financial officers and employees, which supplements the general principles in the Code of Ethics and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws, as well as other matters.

Only the Audit Committee of the Board can amend or grant waivers from the provisions of the Code of Ethics relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our website at www.atimetals.com. To date, no such amendments have been made or waivers granted.

Mandatory Employee Training

All employees are provided with a copy of the Code of Ethics. Each year, we require all officers and managers to certify as to their understanding of and compliance with the Code of Ethics. In addition, all directors, officers and other employees must annually complete an interactive online ethics course addressing the Code of Ethics. This course is part of ATI’s broader ethics and compliance program, which includes online ethics training that is administered by a third party. In 2017, ATI’s online ethics courses addressed cybersecurity and defending against “phishing” attacks, the prevention of workplace violence, financial integrity and controls, careful communication practices, information security threat awareness, workplace respect, careful use of social media, protection of product quality and protection of confidential information.

We encourage employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communication between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth.

The ATI Ethics Helpline provides confidential, secure, and anonymous reporting available 24 hours a day. Additionally, our Chief Compliance Officer and ethics officers at our operating companies also provide confidential resources for employees to surface their concerns without fear of reprisal.

Corporate Responsibility and Sustainability

At ATI, we recognize the importance of being a good corporate citizen. We encourage integrity from the boardroom to the work floor, and continually review and refine our efforts to enrich our communities, improve employee health and safety, and lessen our environmental impact. Building the World’s Best Specialty Materials & Components CompanyTM requires nothing less than the highest standards of ethical business conduct and corporate responsibility.

In mid-2018, we anticipate publishing our first stand-alone Sustainability Report, which will be available on atimetals.com.

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OUR CORPORATE GOVERNANCE | INVESTOR OUTREACH AND STOCKHOLDER ENGAGEMENT

Investor Outreach and Stockholder Engagement

We value the input we receive from our stockholders. As part of our investor relations program, we engage in a structured and regular communication program with certain investors, actively engaging with them throughout the year. We solicit their feedback on a variety of relevant matters, which may include corporate governance topics, our executive compensation program and sustainability initiatives, among other matters. Our goal is to be responsive to our stockholders and to ensure that we understand and address our stockholders’ concerns and observations. As a result of stockholder engagement, we have made significant changes to our corporate governance practices and executive compensation program in recent years.

Stockholder Engagement Cycle

Throughout the year, management conducts regular meetings and discussions with investors. During the third quarter of 2017, we offered 50 of our largest stockholders a more structured opportunity for one-on-one discussions with representatives of our management team. As a result of this effort, we conducted outreach sessions with four of our ten largest investors, among others, during which we highlighted key current corporate governance policies and practices, the ongoing success of our redesigned executive compensation programs (as illustrated by the 96% favorable “say on pay” vote we achieved in 2017) and our upcoming stand-alone Sustainability Report, the first of which we anticipate publishing in mid-2018, among other matters.

Our 2017 outreach dialogue generally solicited very positive feedback from our investors, in particular with regard to the best practices reflected in our executive compensation programs.

ATI 2018 Proxy Statement    / 19

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Information

Board Independence

The Board does not consider Richard J. Harshman, Chairman, President and Chief Executive Officer of ATI, to be independent. The Board, at its February 20, 2018 meeting, determined that the remaining ten current directors are independent in accordance with the New York Stock Exchange (NYSE) listing standards, our own Board Independence Standards and the rules of the Securities and Exchange Commission (“SEC”).

In determining that these directors have no relationships with ATI other than as directors and stockholders of the Company, the Board examined certain business affiliations of Mr. Rohr.

James E. Rohr currently serves on the board of directors of General Electric Company (“General Electric”). During 2017, the Company supplied General Electric with nickel-based superalloys and jet engine disc-quality mill products under an ongoing commercial relationship between the Company and General Electric. The amounts paid to the Company by General Electric in 2017 represent a de minimis portion of the revenues of General Electric, and the compensation received by Mr. Rohr from General Electric for his service as a director is not affected by the ongoing commercial relationship between the Company and General Electric. The Board has determined that the transactions between the Company and General Electric:

•	are commercial transactions carried out at arm’s length in the ordinary course of business;

•	are not material to General Electric or Mr. Rohr;

•	do not and would not potentially influence Mr. Rohr’s objectivity as a member of the Company’s Board in a manner that would have a meaningful impact on his ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders; and

•	do not preclude a determination that the relationship of Mr. Rohr with General Electric as a member of its board of directors is immaterial.

The Board determined that Mr. Rohr is an independent director under the existing guidelines of the NYSE and the Company’s categorical Board independence standards. Mr. Rohr will not stand for re-election to the General Electric board in April 2018.

Board Leadership Structure

Our Board has the flexibility to determine whether it is in the best interests of ATI and its stockholders to separate or combine the roles of Chairman and Chief Executive Officer at any given time. Whenever a Chairman and/or Chief Executive Officer is appointed, or at such other times as it deems appropriate, the Board assesses whether the roles should be separated or combined based upon its evaluation of, among other things, the existing composition of the Board and the circumstances at the time. The Board has considered the roles and responsibilities of the Chairman and the Chief Executive Officer, and, while it retains the discretion to separate the roles in the future as it deems appropriate and acknowledges that there is no single best organizational model that is most effective in all circumstances, the Board currently believes that the Company and its stockholders are best served by having Mr. Harshman serve concurrently as Chairman and Chief Executive Officer.

Why a combined Chairman/CEO leadership structure is best for ATI and our stockholders

Our Board believes that Mr. Harshman’s service in both capacities promotes unified leadership and direction for the Company and allows for a single, clear focus on the efficient implementation of ATI’s strategies to maximize stockholder value over the long-term. In addition, the Board believes that Mr. Harshman, serving in both capacities, has been an effective bridge between the Board and ATI’s management.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Lead Independent Director

Diane Creel serves as our Lead Independent Director. The Lead Independent Director is the principal liaison between the independent directors and the Chairman on Board-wide issues.

Responsibilities:

•   Authority to preside, in the absence of the Chairman, at meetings of the Board, including executive sessions of the independent directors;

•   Ability to call meetings of the independent directors when necessary and appropriate;

•   Communication with, and appropriately facilitating communication among, independent directors between meetings, when appropriate;

•   Advising the Chairman regarding schedules, agendas and the quantity, quality and timeliness of information for Board and Committee meetings;

•   Serving as a contact for stockholders wishing to communicate with the Board other than through the Chairman, when appropriate, and communicating with other external constituencies, as needed; and

•   Advising and consulting with the Chairman on matters related to corporate governance and Board performance and generally serving as a resource for, and counsel to, the Chairman.

The Board believes that this leadership structure is appropriate for ATI and in the best interests of our stockholders at this time. Through governance features such as the establishment of a Lead Independent Director position, the appointment of only independent directors to the standing committees of the Board, and regular use of executive sessions of the independent directors, the Board is able to maintain appropriate independent oversight of our business strategies and activities.

These governance features have been effective in promoting a full and free discussion and analysis at the Board level of issues important to the Company. At the same time, the Board is able to take advantage of the blend of leadership, experience and extensive knowledge of ATI, our industry and the markets in which we compete that Mr. Harshman brings to the combined roles of Chairman and Chief Executive Officer.

ATI 2018 Proxy Statement    / 21

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board And Committee Membership—Director Attendance At Meetings

During 2017, the Board of Directors held 14 meetings, including a multi-day strategy meeting. In 2017, directors attended 89% of all Board meetings and meetings of Board committees of which they were members.

The independent, non-management directors meet separately in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). The Lead Independent Director presides over meetings of the independent directors.

A Board meeting is typically scheduled in conjunction with our Annual Meeting of Stockholders, and it is expected that our directors will attend absent good reason. In 2017, all directors attended our Annual Meeting of Stockholders.

The table below provides information with respect to current Board committee memberships our independent directors. The table also sets forth the number of meetings held by each Board committee in 2017.

Director(1)	Audit	Finance	Nominating and Governance	Personnel and Compensation	Technology
H. J. Carlisle	∎				∎
C. Corvi		∎		∎	∎
D. C. Creel(2)			Chair	∎
J. C. Diggs	∎	Chair	∎
J. B. Harvey			∎	∎
B. S. Jeremiah		∎			∎
D. J. Morehouse	∎				∎
J. R. Pipski	Chair	∎
J. E. Rohr				Chair
J. D. Turner		∎	∎		Chair
Number of Meetings held in 2017	13	7	5	5	3

(1)	As Chairman, Mr. Harshman may attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Harshman present. General Carlisle was appointed to our Board in February 2018 and therefore did not attend any meetings of the Board during 2017.

(2)	Ms. Creel serves as Lead Independent Director and presides over meetings of the independent directors, and may attend meetings of Committees of which she is not a member.

Board Committees

The Board has five standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee, and Technology Committee. All of the standing committees of the Board are comprised entirely of independent directors.

Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Audit Committee

Chair:

John R. Pipski

Financial Expert*

Members:

Herbert J. Carlisle

James C. Diggs

David J. Morehouse

*  Mr. Pipski qualifies an “audit committee financial expert” under applicable SEC criteria and meets the NYSE standard of having accounting or related financial management expertise.

Assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors.

•   Has authority and responsibility for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non- audit services to be performed by the independent auditors. Both the independent auditors and the internal auditors have full access to the Committee and meet on a routine basis without management being present.

•   Responsible for review of the Company’s major financial risk exposures and mitigating actions and for reviewing, approving and ratifying any related party transaction.

Finance Committee

Chair: James C. Diggs Members: Carolyn Corvi Barbara S. Jeremiah John R. Pipski John D. Turner

Primarily responsible for making recommendations and providing guidance to the Board regarding major financial policies and actions of the Company.

•   Reviews and evaluates the Company’s debt and equity structure, dividends, authorized capital stock, and credit agreements.

•   Serves as named fiduciary of the employee benefit plans maintained by the Company, which includes (i) appointment, evaluation, and removal of employee benefit plan trustees and investment managers, (ii) establishment of funding methods and policies, (iii) review of funded status and investment policies and practices, and (iv) appointment of plan administrators.

Nominating and Governance Committee

Chair: Diane C. Creel Members: James C. Diggs J. Brett Harvey John D. Turner

Responsible for overseeing corporate governance matters. This includes,

•   Overseeing the annual evaluation of the Board and its committees.

•   Recommending to the Board individuals to be nominated as directors, including evaluation of new candidates and of current directors who are being considered for re-election.

•   Making recommendations to the Board concerning committee membership and Board composition.

•   Administering ATI’s director compensation program.

ATI 2018 Proxy Statement    / 23

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Personnel and Compensation Committee

Chair:

James E. Rohr

Members:

Carolyn Corvi

Diane C. Creel

J. Brett Harvey

Each member of the Personnel and Compensation Committee is a “non-employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of 1934.

Primarily responsible for establishing and annually reassessing the Company’s executive compensation program and executive compensation philosophy.

•   Reviews, with outside compensation and other advisors, the compensation policies and practices at peer companies.

•   Oversees CEO and other executive officer compensation.

•   Reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level (either as a Committee or together with the other independent directors) based on this evaluation.

•   Reviews and approves non-CEO executive officer compensation and makes recommendations to the Board regarding incentive compensation plans and equity-based plans that require Board approval.

•   Reviews and approves recommendations from management within plan parameters regarding the compensation of other executives. The Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s executive officers.

•   Administers ATI’s incentive compensation plans.

•   Monitors and encourages the development of intellectual capital.

•   Reviews management succession planning and makes recommendations to the Board concerning executive management organization matters generally.

The Personnel and Compensation Committee has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of CEO or other executive compensation. The Committee also may obtain advice and assistance from internal or external legal, accounting or other advisors.

•   The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC.

•   The Committee also utilizes external legal advisors and assesses the independence of its advisors.

Please see the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about the Committee’s role in executive officer compensation.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Technology Committee

Chair: John D. Turner Members: Herbert J. Carlisle Carolyn Corvi Barbara S. Jeremiah David J. Morehouse

Primarily responsible for reviewing changing technologies and evaluating how they affect ATI and its technical capabilities and competitive position.

•   Considers the impact of technologies on the well-being of the Company.

•   Assesses ATI’s technical capabilities in relation to corporate strategies and plans.

•   Makes recommendations to the Board concerning priorities, asset deployment, and other matters relating to the Company’s technical activities.

Board Self-Assessment

Annually, our Lead Independent Director facilitates the Board’s own self-assessment process, the results of which help to inform Board-level discussions regarding Board and Committee composition, Board succession planning and potential Director candidates, corporate governance practices and other matters.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Our Board’s Role in Risk Oversight

The Board, as a whole, actively oversees the risk management of the Company. Enterprise risks—the specific financial, operational, business and strategic risks that the Company faces, whether internal or external—are identified and prioritized by the Board and management together, and then each specific risk is assigned to the full Board or a Board committee for oversight.

Board/Committee Primary Areas of Risk Oversight

Full Board Strategic and business risks, such as those relating to our products, markets, and capital investments, are monitored by the entire Board.

• Strategic, financial, operational and execution risk associated with the annual and long-term business plans, including capital investments, asset allocation, acquisitions or divestitures, workplaces safety, regulatory compliance and environmental sustainability.

• External risks associated with cybersecurity and other major safety and security matters, supply chain, and trade policy and global markets.

• Risks associated with leadership development and Board and key executive succession.

•

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Audit Committee	Finance Committee	Nominating and Governance	Personnel and Compensation	Technology Committee

Oversees management of risks relating to financial accounting and compliance matters, including risks associated with:

•  accounting, financial reporting, tax compliance, disclosure controls and internal control over financial reporting

•  legal matters that may have a material impact on the Company’s financial statements and/ or involve governmental investigation or allegations of fraud or breach of fiduciary duty

•  the ethics compliance program.

Oversees management of market and operational risks that could have a financial impact, such as risks associated with:

•  capital structure, liquidity and financial markets

•  raw material availability and hedging

•  currency and interest rate exposures

•  pension plan management (including investment performance, asset allocation, funded status and liability management strategies)

•  insurance strategies.

Committee

Manages risks relating to corporate governance issues, including periodic evaluation as to whether identified risks are assigned to the appropriate Board committee (or to the Board) for oversight, as well as risks associated with:

•  Board independence, effectiveness and organization

•  investor relations matters and stockholder activism

•  director compensation and director succession planning.

Committee

Oversees management of risks relating to personnel and compensation issues, such as risks associated with:

•  the Company’s executive compensation plans and practices

•  employee relations, benefit plans, management development and training

•  key executive succession.

Oversees management of risks relating to changing technologies and their impact on ATI’s technical capabilities and competitive position, including risks associated with:

•  process, technology, and product development

•  adequacy of the Company’s existing technical capabilities

•  changes in competition and other technology- related changes and disruption.

Management regularly reports to the Board or the relevant Committee on actions that the Company is taking to manage these risks. The Board and management periodically review, evaluate and assess the risks relevant to the Company.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

PROCESS FOR COMMUNICATING WITH DIRECTORS

We maintain a process for stockholders and interested parties to communicate with the Board, the Lead Independent Director, or any individual director. ATI stockholders or interested parties who want to communicate with the Board, the Lead Independent Director, or any individual director can write to:

Lead Independent Director

c/o Corporate Secretary

Allegheny Technologies Incorporated

1000 Six PPG Place

Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free).

Your letter or message should indicate whether you are an ATI stockholder.

Depending on the subject matter, the Lead Independent Director and/or the Corporate Secretary will:

•   forward the communication to the director or directors to whom it is addressed;

•   attempt to handle the inquiry directly when, for example, it is a request for information about the Company or it is a stock-related matter; or

•   not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

Director Compensation

Board of Directors’ Role and Compensation

Non-employee directors receive compensation for their service that is designed to fairly compensate them for their Board responsibilities and align their interests with our stockholders. The Nominating and Governance Committee periodically reviews and evaluates our non-employee director compensation program to ensure that it is competitive with ATI’s industry peers and best practices and serves the purposes of attracting and retaining high quality directors. The Nominating and Governance Committee uses an independent consultant, Meridian Compensation Partners LLC, which is the same consultant retained by the Personnel and Compensation Committee, to provide market and comparison data and information on current developments and practices in director compensation. ATI’s non-employee director compensation program is competitive and market-based.

Director Stock Ownership Guidelines

The Board encourages directors to obtain a meaningful stock ownership interest in ATI. Under the stock ownership guidelines applicable to all non-employee directors, each non-employee director is expected to own at least 10,000 shares of ATI Common Stock within five years of his or her initial election to the Board. Furthermore, directors are required to retain one-third of any awarded stock until compliance with the guidelines is achieved. Beginning in 2018, our Directors may opt to receive all or a portion of their cash retainer in shares of ATI stock.

Each of the directors was in compliance with the guidelines as of December 31, 2017 or is reasonably proceeding with compliance as of the applicable five-year anniversary of his or her initial election to the Board.

ATI 2018 Proxy Statement    / 27

OUR CORPORATE GOVERNANCE | DIRECTOR COMPENSATION

Elements of Director Compensation

Pay Component	2017 Compensation
Annual Retainer	$225,000 – $125,000 Cash – $100,000 Restricted Stock Value
Lead Director Annual Retainer	$30,000
Committee Chair Retainers	Audit and Personnel and Compensation Committees $15,000[1] Finance, Nominating and Governance and Technology Committees $10,000
Board service travel expenses are also paid by the Company

[1]	Effective beginning in 2018, the Audit Committee Chair Retainer increased to $20,000

In 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004 (which was $28,000) will be paid annually to each member of the Board as of December 31, 2004, following the termination of his or her service as a Board member. In each case, the fee will be paid for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

2017 Non-Employee Director Compensation

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Total ($)
C. Corvi	125,000	99,607	224,607
D. C. Creel	165,000	99,607	264,607
J. C. Diggs	135,000	99,607	234,607
J. B. Harvey	125,000	99,607	224,607
B. S. Jeremiah	125,000	99,607	224,607
D. J. Morehouse	125,000	99,607	224,607
J. R. Pipski	140,000	99,607	239,607
J. E. Rohr	140,000	99,607	239,607
J. D. Turner	135,000	99,607	234,607

Non-employee directors are not granted option awards or non-equity incentive plan compensation awards, and do not have company pensions or non-qualified deferred compensation earnings.

(1)	Richard J. Harshman, Chairman, President and Chief Executive Officer, does not receive any compensation for his service on the Board. General Carlisle was appointed to our Board in February 2018 and, therefore, did not receive any director fees during 2017.

(2)	This column reflects annual retainer fees, including committee chair and Lead Independent Director fees, as well as Board and committee meeting fees paid to the directors. During 2017, all such fees were paid in cash; however, beginning for 2018, our non-employee directors may elect to receive all or a specified portion of such fees in restricted shares of our common stock.

(3)	This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the restricted stock awards granted to directors under the Company’s Non-Employee Director Restricted Stock Program. Shares vest on the third anniversary of the date of grant, or earlier upon retirement, death or change of control, and expense is recognized over the vesting period. The fair value of nonvested stock awards is measured based on the average of the high and low trading prices for a share of the Company’s stock price on the date of grant, adjusted for non-participating dividends, as applicable, based on the current divident rate.

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OUR CORPORATE GOVERNANCE | RELATED PARTIES AND STOCK OWNERSHIP MATTERS

Related Party Transactions

The Board has adopted a written Statement of Policy with respect to Related Party Transactions. The Policy applies to transactions or arrangements between ATI and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K.

Under the Policy, no related party transaction may occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board. The Audit Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and none of our executive officers have a relationship, to any other company that is required to be described under the SEC rules relating to disclosure of executive compensation.

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers and by persons who beneficially own more than ten percent of a registered class of the Company’s equity securities. Based upon a review of filings with the SEC and written representations, the Company believes that, in 2017, all such persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

ATI 2018 Proxy Statement    / 29

STOCK OWNERSHIP INFORMATION | STOCK OWNERSHIP OF FIVE PERCENT OWNERS

Five Percent Owners of Common Stock

The entities listed in the following table are beneficial owners of five percent or more of ATI Common Stock as of December 31, 2017, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer currently, and shares such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,383,464	(2)	10.65%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	10,902,267	(3)	8.68%
Iridian Asset Management 276 Post Road West Westport, CT 06880	10,880,411	(4)	8.66%
Frontier Capital Management 99 Summer Street Boston, MA 02110	7,848,107	(5)	6.25%

(1)	Percentages are based on shares of Company Common Stock outstanding as of March 12, 2018, as of which date there were 125,609,242 shares of Company Common Stock outstanding.

(2)	Based on a Schedule 13G/A filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), made on February 8, 2018 by BlackRock, Inc., reporting sole voting power with respect 13,091,220 shares and sole dispositive power with respect to 13,383,464 shares at December 31, 2017.

(3)	Based on a Schedule 13G/A filing under the Exchange Act made on February 12, 2018 by The Vanguard Group, reporting sole voting power with respect to 137,239 shares, shared voting power with respect to 13,400 shares, sole dispositive power with respect to 1,760,928 shares, and shared dispositive power with respect to 141,339 shares at December 31, 2017.

(4)	Based on a Schedule 13G/A filing under the Exchange Act, made on February 6, 2018 by Iridian Asset Management LLC, David L. Cohen and Harold J. Levy, reporting shared voting power and shared dispositive power with respect to 10,880,411 shares at December 31, 2017.

(5)	Based on a Schedule 13G filing under the Exchange Act, made on February 7, 2018 by Frontier Capital Management Co., LLC, reporting sole voting power with respect 4,200,280 shares, and sole dispositive power with respect to 7,848,107 shares at December 31, 2017.

30 \    ATI 2018 Proxy Statement

STOCK OWNERSHIP INFORMATION | STOCK OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE MANAGEMENT

Stock Ownership of Directors, Board Nominees and Executive Management

The following table shows the shares of Common Stock reported to ATI as beneficially owned as of March 12, 2018 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table, and for all directors, officers and other statutory insiders as a group. Unless indicated otherwise below, the information provided in the following table is based on the Company’s records, information filed with the SEC, and information furnished by the respective individuals and includes as “beneficially owned” those shares that each such person has the power to vote or transfer currently, or the right to acquire within 60 days following March 12, 2018.

For biographical information regarding the beneficial owners, please see information under “Item 1—Election of Directors” and “Members of ATI’s Executive Management” of this Proxy Statement. The business address for each beneficial owner is c/o Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage Of Class
Herbert J. Carlisle(2)	0	*
Carolyn Corvi	25,110	*
Diane C. Creel	47,623	*
Patrick J. DeCourcy	60,935	*
James C. Diggs	36,463	*
Richard J. Harshman	449,295	*
J. Brett Harvey	36,925	*
Barbara S. Jeremiah	37,806	*
Kevin B. Kramer	52,273	*
David J. Morehouse	15,794	*
John R. Pipski	34,258	*
James E. Rohr	65,324	*
John D. Sims	121,061	*
John D. Turner	43,360	*
Robert S. Wetherbee	38,962	*
All directors, nominees, named executive officers and other statutory insiders as a group (18 persons)	1,230,576	1%

*	Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock. As of March 12, 2018, there were 125,609,242 shares of Company Common Stock outstanding.

(1)	The table includes aggregate restricted stock awards as follows: (a) 16,284 shares for each of our directors, other than Mr. Morehouse, who holds 15,794 shares of restricted stock and General Carlisle, who joined our Board in February 2018 and does not hold any of our stock; (b) the following shares of restricted stock for each NEO: Mr. Harshman, 50,141; Mr. DeCourcy 14,735; Mr. Kramer 13,375; Mr. Sims, 16,306; Mr. Wetherbee,11,159; and (c) 274,719 shares of restricted stock held by all directors, nominees and officers as a group. The table includes shares held jointly with the named individuals’ spouses. The table also includes 25,687 shares owned by Mr. Harshman’s spouse with respect to which Mr. Harshman disclaims beneficial ownership. The table does not include restricted stock units granted to our NEOs in 2016, 2017 and 2018, none of which vest within 60 days following March 12, 2018.

(2)	General Carlisle was appointed to our Board in February 2018.

ATI 2018 Proxy Statement    / 31

MEMBERS OF ATI’S EXECUTIVE MANAGEMENT

Members of ATI’s Executive Management

The following lists our executive officers as of March 12, 2018.

Name	Biographical information
Richard J. Harshman, 61 Chairman, President and Chief Executive Officer since May 2011

Mr. Harshman was President and Chief Operating Officer from 2010 until May 2011. Prior to that, he served as Executive Vice President, Finance and Chief Financial Officer from 2003 to 2010. Mr. Harshman joined the Company in 1978 and served in several financial management roles for the Company.

Patrick J. DeCourcy, 56 Senior Vice President, Finance and Chief Financial Officer since December 2013

Mr. DeCourcy was Interim Chief Financial Officer from July 2013 to December 2013. From 2011 to July 2013, he provided assistance to ATI executive management with business integration and strategic investments. He was Senior Director, Strategic Projects and Business Integration, from March 2012 to July 2013. From 2000 to April 2010, he served as Vice President, Finance and Administration of ATI Specialty Materials.

John D. Sims, 58 Executive Vice President, High Performance Materials and Components Segment since August 2015

Mr. Sims was Executive Vice President, High Performance Components Group from September 2013 to August 2015, and President, ATI Forged Products from September 2013 to April 2014. Previously, he served as Executive Vice President, Primary Titanium Operations, and Engineered Alloys and Products beginning in February 2013. Prior to that, Mr. Sims served as Executive Vice President, Primary Metals and Exotic Alloys from May 2011 to February 2013 and President, ATI Specialty Alloys and Components from 2008 to February 2013. Previously, he was Group President, ATI Primary Metals and Exotic Alloys from February 2011 to May 2011.

Robert S. Wetherbee, 58 Executive Vice President, Flat Rolled Products since January 2015

Mr. Wetherbee served as President, ATI Flat Rolled Products beginning in April 2014. Prior to that, Mr. Wetherbee was President and Chief Executive Officer of Minerals Technologies, Inc. from March 2013 until February 2014. He was President of ATI’s tungsten materials business from 2010 through 2012. Previously, Mr. Wetherbee was Vice President of Market Strategy of Alcoa Inc. from 2006 through 2009.

Elliot S. Davis, 56 Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since May 2011

Mr. Davis was Vice President and General Counsel from 2010 to May 2011. Previously, he served as Assistant General Counsel from 2008, when he joined the Company, to 2010. Prior to that, Mr. Davis was a partner of the law firm K&L Gates LLP, where he practiced for nearly 20 years in its corporate, mergers and acquisitions and securities group.

Kevin B. Kramer, 58 Senior Vice President, Chief Commercial and Marketing Officer since February 2014

Prior to joining ATI in February 2014, Mr. Kramer was President—Stoneridge Wiring Division and Vice President of Stoneridge, Inc., from May 2012 through January 2014. Previously, Mr. Kramer worked for Alcoa, Inc. from 2004 until 2012, where he served as President—Growth Initiatives and President—Wheel and Transportation Products.

Elizabeth C. Powers, 58 Senior Vice President, Chief Human Resources Officer since November 2014

Ms. Powers served as Vice President, Human Resources and Chief Administrative Officer for Dresser-Rand Group, Inc. from 2010 until 2012 and from 2005 to 2009. She was named Vice President, Human Resources of Dresser-Rand Group in April 2004. From 2012 until she joined ATI in November 2014, Ms. Powers worked in academia. In 2009 and 2010, Ms. Powers worked in the public policy and non-profit sectors.

Karl D. Schwartz, 54 Vice President, Controller and Chief Accounting Officer since January 2016

Mr. Schwartz served as Controller and Chief Accounting Officer from May 2011 to January 2016, and Controller and Principal Accounting Officer from 2010 to May 2011. Prior to that, Mr. Schwartz was Assistant Controller beginning in 2002, when he joined the Company.

32 \    ATI 2018 Proxy Statement

Item 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Each year we ask our stockholders to approve the compensation of ATI’s named executive officers. This proposal, commonly known as a “Say On Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

While this vote is advisory, and not binding on our Company, it provides valuable information to our Personnel and Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices. The Committee will consider the outcome of this vote when determining executive compensation for the remainder of 2018 and in future years.

In 2017, our Say On Pay proposal received the support of 96% of the shares voted at our Annual Meeting. We believe that ATI’s 2017 executive compensation is appropriately aligned with stockholder interests.

Using Executive Compensation to Create Long-Term Stockholder Value

The Committee continually reviews the compensation program for our NEOs to ensure that it achieves the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders.

When casting your Say on Pay vote, we urge you to consider:

Linking compensation to ATI performance

•  Approximately 82% of our CEO’s 2017 compensation opportunity was tied to performance and, therefore, “at risk.” Performance drives pay.

•  Our short-term cash incentive and long-term equity incentive plans are based on the attainment of business plan performance metrics, such as operating profit, EBITDA, net income, cash flow, return on capital, strategic goals, and total stockholder return relative to a peer group.

•  Payments with regard to the performance-vested components of both our annual and long-term incentive programs are made only when at least threshold performance targets are achieved.

•  As a consequence of the performance-driven design of our incentive compensation programs and the challenges that our business has faced in recent years, our NEOs have forfeited much of their recent target compensation, particularly awards under our long-term incentive programs, with resulting realized compensation significantly below target compensation.

Aligning compensation to stockholder interests

•  All of the long-term incentive compensation opportunities for our NEOs are equity-based.

•  The business plan performance metrics that drive our performance-vested compensation programs are metrics that we believe correlate with the achievement of sustained profitable growth.

•  Our stock ownership guidelines for senior executives denote ownership as a multiple of base salary, prescribing 6X ownership for our CEO and 100% retention until ownership guidelines are met.

ATI 2018 Proxy Statement    / 33

ITEM 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Before voting, we encourage you to read the “Compensation Discussion and Analysis” section to learn more about our executive compensation program.

We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Allegheny Technologies Incorporated approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders.”

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Executive Compensation

Compensation Discussion and Analysis

This section discusses material information relating to our executive compensation program and plans for the following executive officers of the Company:

Richard J. Harshman

Chairman, President and Chief Executive Officer

Patrick J. DeCourcy

Senior Vice President, Finance, and

Chief Financial Officer

John D. Sims

Executive Vice President, High Performance Materials & Components Segment

Kevin B. Kramer

Senior Vice President, Chief Commercial and

Marketing Officer

Robert S. Wetherbee

Executive Vice President, ATI Flat Rolled Products Group

Messrs. Harshman, DeCourcy, Sims, Kramer and Wetherbee are collectively referred to as the “named executive officers,” or “NEOs”. Each of our NEOs is a member of our Executive Council, which also includes other key members of our senior management.

Table of Contents:

ATI 2018 Proxy Statement    / 35

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

Executive Compensation Summary

Our 2017 Business Performance

2017 was a year of important milestones in our ongoing journey to deliver sustainable, profitable growth. We substantially completed our restructuring actions and executed on key strategic initiatives:

Continued to reposition ATI as a growth-oriented aerospace and defense company.

•	Achieved an 11% year-over-year increase in sales of products for commercial aerospace jet engines, including a 35% increase in product sales for next-generation engine applications.

Maintained a solid liquidity position and strengthened our balance sheet.

•	Extended the maturity of our $100 million term loan and duration of our $400 million revolving credit facility to 2022 at improved interest rates.

•	Improved the funded position of the ATI Pension Plan.

•	Ended the year with $142 million in cash on hand and $305 million of available borrowing capacity under our revolving credit facility.

•	De-levered our balance sheet and reduced near-term refinancing risk through the sale of 17 million additional shares of our common stock at $24.00 per share (before expenses) and subsequent redemption of all $350 million aggregate principle amount of our 9.375% Senior Notes due 2017.

Capital investments support our growth initiatives.

•	Completed our nickel-based powder alloy production expansion in North Carolina and announced plans to expand titanium powder production at the same site.

•	Completed a significant, multi-year period of capital expansion, while continuing to make the capital investments necessary to support our growth initiatives, including our nickel-based powder expansion and the ongoing construction of a third Precision-Rolled Strip manufacturing facility at our STAL joint venture in China.

2017 Year-End Performance Highlights

For a more detailed discussion of our business and analysis of our 2017 performance, read our 2017 Annual Report included with this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

Pay For Performance

Paying for performance is a key attribute of ATI’s compensation philosophy. For many years, a fundamental principle of ATI’s executive compensation program has been to tie compensation to the achievement of specific financial and performance goals that further ATI’s business strategies, reward actual performance and are effective in achieving the Company’s underlying compensation goals. As such, a significant portion of our NEOs’ compensation is subject to the achievement of rigorous performance goals and, therefore, is “at risk.” The Company uses three-year performance measurement periods for all but our annual cash incentive plan in recognition of performance over a longer period of time and to mitigate compensation risk.

We believe that our compensation program is transparent and easy to understand, performance-driven and appropriately aligned with stockholders’ interests. Our Program:

Places significant emphasis on financial results.

•   Awards under our short-term cash incentive program to our CEO and Executive Council members are 90% contingent on ATI’s financial performance. The Personnel and Compensation Committee has the authority to reduce or eliminate the remaining 10% of such awards (which are contingent on the achievement of individual strategic goals) in order to align as closely as possible with stockholder interests.

•   70% of the long-term incentive awards to our NEOs and other senior executives are contingent on our performance over a multi-year period and include a shareholder return component to take into account our performance relative to our peers.

Aligns with our business strategies and performance.

•   Our long-term incentive program incorporates 3-year equity performance-based incentives that are aligned with our business strategies.

•   Equity awards granted to our CEO and Executive Council are weighted 70% as performance stock units that vest based on our future achievement of financial metrics reflecting our long-term strategies and outlook.

Reflects competitive market data.

•   As part of our 2016 redesign effort, we decreased long-term incentive opportunities for our CEO and Executive Council members, reflecting current market trends.

•   Compensation levels for our NEOs and other senior executives are reviewed annually in light of market benchmarking data.

•   Our long-term equity incentive plan, adopted in 2017, provides for double-trigger change in control vesting across all awards.

•   We implemented robust stock ownership guidelines for executives, officers and other top leadership positions.

2017 Pay For Performance: The compensation of our senior executives during 2017 under our redesigned program reflects our financial results.

•	Our executives received short term incentive payments under our annual incentive plan for 2017 that were at or near their respective target awards, reflecting key strategic and financial achievements during 2017, including significant improvements in our 2017 financial performance compared to 2016.

•	Our 2017 payment of near-target short term incentive awards follows short-term incentive payments in 2016 and 2015 that were either zero or significantly below target, reflecting the many challenges facing our business at that time.

•	Notably, as we have sought to transform our business, a substantial portion of the long-term incentive awards granted to our NEOs for the performance periods ended in 2015, 2016 and 2017 did not vest, because the applicable performance criteria were not satisfied.

•	As a consequence, our NEOs’ aggregate realized compensation in 2017 (and for each of the last several years) has been substantially lower than the target compensation established for each of them.

ATI 2018 Proxy Statement    / 37

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

ATI Performance Impact on NEO Compensation

Each of our NEOs received cash incentives for 2017 under our short term incentive program, the 2017 Annual Performance Plan or “APP,” at near-target levels as reflected in the table below. For both 2015 and 2016, our Personnel and Compensation Committee determined that our CEO, Rich Harshman, should forego his earned annual cash award under our annual incentive programs due to overall Company financial performance. Moreover, Mr. Harshman did not receive a salary increase for 2017 or 2016, and all of our NEOs have forfeited a significant proportion of their respective target long-term incentive awards in recent years. See the discussion under the heading “Total Realized Compensation” on pages 8 and 55.

The LTSV portion of our long-term incentive program in effect for the 2015 – 2017 performance period was earned at a rate equal to 60% of the applicable target awards. Neither the TSR component of the 2015 awards under that program, nor the performance-vested portion of the PRSP awards for the 2015 – 2017 performance period resulted in any payout.

The following table shows the compensation paid to each NEO based on ATI’s 2017 performance.

Named Executive Officer	2017 Base Salary ($)(1)	2017 APP ($)(2)	2015-2017 PRSP ($)(3)	2015-2017 TSRP($)	2015-2017 LTSV ($)(4)
Harshman	1,060,000	1,255,570	0	0	524,772
DeCourcy	480,000	407,040	0	0	237,638
Kramer	446,346	371,360	0	0	210,417
Sims	510,000	414.120	0	0	252,479
Wetherbee	510,000	412,488	0	0	222,771

(1)	Mr. Kramer’s base salary was $425,000 for approximately the first two months of 2017 and $450,000 for the balance of the year.

(2)	Reflects awards ranging from 101% to 106% of target.

(3)	Half of the performance/restricted stock award (including accumulated dividends), which was scheduled to vest based on ATI’s achievement of specific financial performance goals for the period from January 1, 2015 to December 31, 2017, was forfeited. The remaining half of the 2015 award will vest in February 2020, for NEO participants who remain employed by the Company on the vesting date.

(4)	Reflects achievement at 60% of the target award.

The following comparison of target compensation to realized compensation for our NEOs demonstrates our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2017 Target	2017 Realized
Harshman	$5,989,000	$3,524,831
DeCourcy	$1,824,000	$1,340,605
Kramer	$1,710,000	$1,220,086
Sims	$1,930,000	$1,423,376
Wetherbee	$1,938,000	$1,371,768

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION PHILOSOPHY

Our Compensation Philosophy

Role of the Personnel and Compensation Committee

The Committee’s primary responsibility is to design compensation plans that drive the Board’s and management’s long-term strategic vision for ATI and to ensure that those plans support ATI’s goal of creating stockholder value over the long-term. Over the last several years, the Committee has emphasized design clarity and transparency to better communicate with our stockholders and to ensure that our compensation programs are aligned with evolving best practices.

The Committee is composed of four independent, non-employee directors. The Committee has the sole responsibility to carry out ATI’s overarching policy of linking the executive compensation program to the interests of stockholders. The Committee is responsible for determining compensation for the NEOs and other members of the management Executive Council, which is comprised of seven members of senior management, including the CEO. The Committee also has the responsibility for oversight of the Company’s equity plans, variable compensation plans for management employees and supervising management’s implementation of those plans to ensure a continuing source of leadership and succession planning for ATI. In addition, the Committee reviews compliance with independence standards applicable to ATI’s compensation consultant.

Role of Independent Compensation Consultants

The Committee, under its charter, has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. The compensation consultant retained by the Committee is responsible only to the Committee. The Committee reviews the qualifications of the consultant, including independence. The Committee re-evaluates the consultant’s independence on an ongoing basis. The Committee may, at any time, contact the consultant without interaction from management.

For 2017, the Committee retained Meridian Compensation Partners, LLC, a nationally recognized executive compensation consultant, for benchmarking compensation and program design and advice on a variety of compensation related matters. Meridian, which the Committee determined is independent, provides no other services to ATI. Further, because Meridian is involved only in the business of executive compensation consulting, Meridian does not attempt to sell other services to the Company.

Our Philosophy

The Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. The Committee has developed a balance of annual and long-term programs using diverse criteria to discourage inappropriate risk taking. For the NEOs, the program consists of base salary, an annual performance-based cash incentive, and longer-term performance-based compensation opportunities.

The Committee views the executive compensation program as a management tool that, through a detailed and quantitative target-setting process establishes challenging financial performance goals that encourage the management team to achieve or surpass ATI’s business objectives.

The Committee has determined that the executive compensation program should:

•   pay competitively by setting overall target compensation, which is realized when performance targets are met, in line with target compensation at peer companies and other companies and industries with which ATI competes for executive talent;

•   provide performance-oriented incentive pay opportunities that are linked to the interests of stockholders by (i) putting substantial portions of potential compensation at risk, (ii) supporting ATI’s business strategy by tying performance goals to specific Company annual and longer-term strategic objectives; and

•   retain executives that are essential to driving ATI’s strategies and future growth.

ATI 2018 Proxy Statement    / 39

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION PHILOSOPHY

Competitive Compensation

The Committee reviews, with outside compensation and other advisors, the compensation policies and practices at peer companies that ATI competes with for talent and skill sets in the Company’s multiple locations, or that are in our industry and serving our end markets. We use this information to help establish base compensation levels throughout the management organization at the approximate median of these groups. The incentive plans provide opportunities to earn additional amounts if performance goals are met or exceeded, but do not pay out if performance goals are not met.

Performance-Oriented and Linked to the Interests of Stockholders

The Committee believes that the more senior the manager, the larger the percentage of compensation that, over time, should be at risk. The goals and targets used across all management levels include both company-wide financial performance measures as well as pre-set goals within a particular participant’s area of responsibility. They are designed to encourage a team-oriented approach to achieving ATI profitability and strategic objectives and positioning the Company for the future challenges. The Committee scales compensation challenges and opportunities by level of responsibility and focuses performance on the measures that particular managers can most directly influence.

The Committee implements its pay-for-performance philosophy by using performance metrics that are linked to the interests of stockholders, such as operating profit, EBITDA, net income/earnings, total stockholder return, and/or strategic goals that are designed to help create stockholder value over the long-term. In 2017, performance goals focused on income, EBITDA, cash flow, and ROIC (return on invested capital). ATI’s business plans have focused on internal generation of the funds necessary for sustainable, profitable growth and both product and end market diversification.

Attract and Retain Talent

We designed our program to attract and retain a deep pool of managerial talent who share ATI’s commitment to enhancing stockholder value in the short- and longer-terms. The Committee believes that the plans and performance goals will attract, challenge, and retain superior managers experienced in ATI’s businesses and direct their efforts toward achieving specific tasks that the Board and senior management determine to be necessary for profitable growth through business cycles.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION HIGHLIGHTS

Executive Compensation Highlights

What We Do:

  Link compensation to ATI performance. Performance drives pay. A significant portion of compensation opportunities for the NEOs is variable, meaning it is tied to performance. Cash and equity incentive plans are based on the attainment of business plan performance metrics. Payments are made only when at least threshold performance targets are achieved.

  Balanced compensation program. The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

  Compensation aligned with stockholder interests. Long-term incentive compensation opportunities for the NEOs are equity-based and tied to business plan performance metrics.

  Double trigger change in control. ATI’s current equity incentive plan, approved by our stockholders in 2017, includes double trigger change in control provisions that apply to our recent equity awards.

  Independent Compensation Consultant. Our Personnel and Compensation Committee works closely with an independent compensation consultant.

  Clawback policy. Clawback arrangements require the return of compensation to the extent that information used to calculate the achievement of earnings or other performance measures is subsequently determined to be materially incorrect.

  Robust Stock Ownership Guidelines for Directors and Executive Management. Our stock ownership guidelines for management include 6X base salary ownership for the CEO and require 100% retention until ownership guidelines are met.

  Limits on severance arrangements. In 2016, we adopted a policy that limits future severance arrangements to 3X base salary.

  Board compensation risk oversight.

What We Don’t Do:

X  No employment agreements for executive officers.

X  No excise tax gross-ups in change in control agreements.

X  Executive perquisites. We do not have executive perquisites such as personal air travel, club dues or tax gross-ups.

X  No hedging transactions or pledging of ATI stock by officers and directors. We prohibit officers and directors from hedging or pledging ATI stock.

X  No repricing of awards. No previously granted awards can be repriced or surrendered in exchange for new awards.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

Compensation Setting Process

Setting Compensation Levels and Opportunities

This section explains the Committee’s multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below, and description that follows, summarizes the analyses involved in this process:

Process Step/ Analysis	Responsibility or Data Source	Purpose	How It’s Used	When It’s Conducted
Review of Annual and Long-Term Business Plans	Board/ management	Aligning incentive compensation with business objectives	To support determination of performance targets in incentive plans	November – February
Individual Performance Assessments	Committee; Executive feedback	Evaluating individual performance of CEO and Executive Council (EC) members (for EC members, based on CEO input)	To determine short-term incentive award payments for the award period that recently ended and to assist in setting individual award opportunities for the next year/ award cycle	November – February
Company Achievement of Performance Goals	Committee/ management	Determining award payments based on Company performance in completed performance periods	Considered when determining appropriate performance goals for upcoming periods	January – February
Market and Peer Analysis	Compensation consultants	Setting pay for our executives	To set competitive base pay and short- and long-term incentive targets and compensation opportunities for the next year/award cycle	November – February
Pay and Performance Analysis	Publicly available financial and compensation information	Evaluating pay and performance to validate individual compensation plans that were established in February	To assess achievement under the incentive plans relative to Company and peer performance	Ongoing
Tally Sheets	Compensation consultants; Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives

To evaluate the total remuneration and projected payments to the NEOs under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustments to our compensation plans or programs, or an individual’s pay package, is necessary

Ongoing
Stockholder Outreach	Board/ management	To obtain stockholder feedback on concerns and questions relating to plan design and performance	To understand expectations of investors and monitor trends in executive compensation from the perspective of stockholders. Used to evaluate compensation policies, practices and plans.	Ongoing

Near the end of each year, the Board (including members of the Committee) reviews ATI’s annual and long-term business and strategic plans with management. During the first quarter of the following year, the Committee reviews the Company’s year-end financial results and, based on its assessment of ATI’s achievement of the predefined financial goals and objectives, determines the extent to which awards with performance measurement periods that concluded at the end of the previous year are payable.

Also during the first quarter of each fiscal year, the Committee authorizes compensation programs for the year and establishes specific financial performance goals for the performance period or periods applicable to awards under such programs in light of the Board-approved business and strategic plans.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

The Committee considers which incentive plans, award levels and performance goals would optimize the achievement of ATI’s future business objectives without introducing systemic risk driven by the executive compensation program. The Committee solicits the views of its advisors as to whether the plans under consideration reflect and support achievement of the Company’s short-term and long-term business objectives and strategies. In addition, at that time, the Committee approves individual participation levels in the compensation plans for the CEO and members of the management Executive Council, and directs executive management to establish participation levels in the plans for other eligible employees within the guidelines given by the Committee. Generally, all prospective compensation opportunities under the long-term compensation plans are made at the Committee’s February meeting.

Internal Pay Equity

Using market data, our independent compensation consultant advises the Committee on relative compensation among the Executive Council members, including the NEOs. While, in recognition of his ultimate management responsibility as Chairman, President and CEO, base pay and compensation opportunities are significantly greater for the CEO than for the other NEOs of the Company, the Committee considers the ratios of CEO compensation opportunities and the compensation opportunities of each of the other NEOs in setting compensation opportunities. The ratio of the 2017 total realized compensation for Mr. Harshman, Chairman, President and Chief Executive Officer, compared to the average of the compensation of the other NEOs, as reflected in the Total Realized Compensation Table, is approximately 3.45:1.

Benchmarking Peer Group

The Committee considers, with information provided by the compensation consultant, compensation practices across a peer group of manufacturing companies. The Committee uses the peer group as a reference in developing its executive compensation program and in determining the competitiveness of its executive compensation levels. The Committee also uses information regarding compensation practices across a broader survey of manufacturing companies as a check against the peer group information. Annually, the Committee reviews the composition of its peer group to ensure that the companies constituting the peer group remain relevant and provide meaningful comparisons for compensation and business purposes. ATI believes that there are no public companies that engage in the full range of the Company’s specialty materials and components manufacturing, fabrication, marketing and distribution. Therefore, the Committee’s independent compensation consultant developed the following criteria to guide the selection of peer companies for benchmarking compensation. Specifically, peer companies should: 1) be competitors for business and/or executive talent and be primarily from the metals industry or adjacent sectors; 2) have stock prices reasonably correlated with ATI over the past five years indicating sensitivity to similar external market influences and 3) be reflective of the general complexity and business orientation of ATI, including with respect to global footprint, product lines and foreign competition. Generally, the peers selected have:

•   Revenues that approximate 50% to 200% of ATI with some flexibility;

•   Capital intensive businesses as indicated by lower asset turnover ratios (i.e., 0.5 to 1.5);

•   Higher stock price volatility, or “beta” (i.e., greater than 1.0);

•   Market capitalization reasonably aligned with ATI; Some flexibility for outliers that may be aligned from different perspectives (i.e., revenues, competition); and

•   Similar number of employees

ATI 2018 Proxy Statement    / 43

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

As a result, for performance measurement periods under the executive compensation plans beginning on January 1, 2016, the Benchmarking Peer Group consists of the following companies:

($millions) Company	Revenue Actual FY2017	Total Assets FY2017	Market Capitalization 12/31/2017	Employees	Asset Turnover	Beta 12/31/2017
Reliance Steel & Aluminum Co.	$9,721	$7,751	$6,255	14,900	1.28	1.73
Steel Dynamics Inc.	$9,539	$6,856	$10,220	7,635	1.44	1.94
Oshkosh Corporation	$7,205	$4,962	$6,783	14,000	1.52	1.46
AK Steel Holding Corporation	$6,081	$4,296	$1,782	9,200	1.46	3.01
Commercial Metals Company	$4,814	$2,899	$2,487	8,797	1.63	2.47
Terex Corporation	$4,363	$3,463	$4,055	10,700	1.03	1.77
Westinghouse Air Brake Technologies Corporation	$3,882	$6,580	$7,817	18,000	0.59	1.11
Trinity Industries Inc.	$3,663	$9,543	$5,686	15,605	0.39	1.55
Worthington Industries, Inc.	$3,268	$2,572	$2,677	10,000	1.39	0.85
The Timken Company	$3,004	$3,402	$3,815	15,006	0.97	2.33
Crane Co.	$2,786	$3,594	$5,295	10,600	0.79	1.44
Valmont Industries, Inc.	$2,746	$2,602	$3,749	10,552	1.10	0.83
Kennametal Inc.	$2,207	$2,476	$3,924	10,744	0.93	2.66
SPX FLOW, Inc.	$1,952	$2,689	$2,016	7,000	0.74	2.03
Carpenter Technology Corp.	$1,949	$2,944	$2,387	4,600	0.68	2.61
Schnitzer Steel Industries, Inc.	$1,837	$986	$883	3,183	1.97	1.70
25th Percentile	$2,661	$2,667	$2,462	8,507	0.78	1.45
Median	$3,466	$3,432	$3,869	10,645	1.01	1.75
75th Percentile	$5,131	$5,367	$5,828	14,225	1.44	2.37
ATI	$3,525	$5,185	$2,628	8,600	0.68	3.02
Percentile	51%	74%	32%	26%	13%	100%

Source: Standard & Poor’s Capital IQ Database (Compustat financials)

Data represents each company’s fiscal year, which may not align with ATI’s fiscal year end of December 31

The peer group used for measuring the Company’s relative total stockholder return (“TSR Peer Group”) is different from the benchmarking peer group. The TSR Peer Group companies, though having a range of sizes, all remain aligned with ATI on the basis of relative similarity to one or more of the aspects of the Company’s businesses. These companies compete in one or more of the markets in which ATI competes, and the risk profiles typically assigned to those companies by the capital markets are similar to ATI. For further information, please see pages 50 and 52.

Monitoring of Performance and Progress Throughout the Year

The Committee meets regularly during the year to monitor the Company’s performance as well as the individual performance of members of our management Executive Council, relative to the incentive plan goals. At these meetings, the Committee is provided with current financial data and with internal status reports on key performance measures. The Committee uses this information to:

•	assess management’s interim progress toward achieving the predetermined performance goals and the potential payouts under the various executive compensation plans, and

•	assist in the evaluation of whether the compensation plans continue to support and direct performance as required to achieve the Company’s business goals.

Members of management attend portions of these meetings. The Committee also meets with its outside compensation and other advisors during non-management executive session in order to ensure independent feedback on all compensation-related matters.

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COMPENSATION DISCUSSION AND ANALYSIS | 2017 EXECUTIVE COMPENSATION PROGRAM

2017 Executive Compensation Program

Our executive compensation program for 2017 consists of the following elements for our NEOs:

	Plan	Purpose	Relevant Performance Metric and Description
ANNUAL/SHORT TERM INCENTIVE	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual performance	FIXED
	2017 Annual Performance Plan (“APP”)	To provide performance-based annual cash award for ATI and business unit performance to motivate and reward key employees for achieving our short-term business objectives and drive performance.	Mix of metrics, including: • ATI/ Segment EBITDA • Cash flow • Strategic/Individual goals	VARIABLE
LONG- TERM INCENTIVE	Long-Term Incentive Plan: Performance Stock Units (“PSUs”) (70%)	To provide performance-based equity compensation in the form of restricted share units to drive ATI’s earnings and retain key managers.

Awards vest at the end of a three-year performance period based on achievement of specified goals tied to:

•   Net Income (50%)

•   Return on invested income (ROIC)

•   (50%) 20% +/- TSR modifier for Executive Council and other leadership participants.

	Long-Term Incentive Plan: Restricted Stock Units (“RSUs”) (30%)	To enhance the program’s ability to retain participants and drive long-term behavior by allowing for time-based awards.

The RSUs are time-vested awards that generally vest in equal annual installments on the first three anniversaries of the applicable grant date, subject to the award recipients continued employment by the Company.

While our legacy long-term incentive programs continued to impact the compensation realized by our NEOs in 2017, base salary and incentive award opportunities for 2017 further reflected both the underlying approach and goals of our 2016 redesign effort and the challenges that our business faced in recent years. Specifically, for 2017:

•	Base salaries for the CEO and other NEOs generally have remained at 2015 levels, except that Mr. Wetherbee received a base salary increase in 2016 and Mr. Kramer received an increase in 2017, in each case based on market median data for their respective positions.

•	Our incentive programs promote our “one ATI” philosophy by placing greater emphasis on financial metrics that measure total ATI performance, rather than segment or individual results, for all participants.

•	Our incentive programs are heavily weighted toward performance-contingent awards, particularly for NEOs. Short-term incentive awards to our NEOs for 2017 were 90% contingent on total ATI and (as applicable) segment financial performance, compared to 70% for our legacy 2015 awards, and 70% of each 2017 long-term incentive award is performance-vested.

•	Long-term incentive awards continued to reflect the substantial reduction in target awards (compared with prior years) implemented in 2016. Our CEO’s target long-term award opportunity was 320% of base salary for 2016 and 350% of base salary for 2017, compared to 400% for 2015, and the reduction in target awards for our other NEOs ranged from 20%-33%. Additionally, our 2016 and 2017 awards were weighted to more heavily emphasize performance-vested shares compared to prior year awards. Specifically, for 2017:

•	The PSUs awarded at target as a percentage of base salary were 245% for the CEO and 140% for each other NEO; and

•	The RSUs awarded at target as a percentage of base salary were 105% for the CEO and 60% for each other NEO.

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COMPENSATION DISCUSSION AND ANALYSIS | 2017 EXECUTIVE COMPENSATION PROGRAM

The pie charts below show the mix of aggregate NEO compensation by type, form, and length, at target for 2017:

2017 Annual Performance Plan (“APP”)

Adopted in connection with our 2016 clean-sheet redesign effort, the APP is a short-term cash incentive plan in which approximately 400 key employees (including the NEOs) participate. For Executive Council members, 90% of the performance goals are based on financial metrics, and 10% on strategic/individual goals, as described below.

For Corporate participants (including our CEO):

For Business Segment NEOs:

Performance Criteria. The performance goals for the 2017 APP were set in February 2017 based on ATI’s business and operations plans for 2017. Corporate-wide goals are established in a bottom-up process through which each business unit’s business plan and business conditions are separately reviewed in setting targets, as are the expectations for other performance factors at each business unit. The performance goals include a mix of financial targets and strategic and/or individual performance goals.

Level of Difficulty. The Committee sets the APP metrics so that the relative difficulty of achieving the target level is consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout.

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COMPENSATION DISCUSSION AND ANALYSIS | 2017 EXECUTIVE COMPENSATION PROGRAM

Award Opportunities. The opportunities for the NEOs under the APP are granted at “threshold,” “target” and “maximum” levels expressed as a percentage of base salary and based on predetermined levels of performance. The Committee sets the potential award ranges as percentages of base salary (the “annual incentive percentage”) for each NEO using comparative market data provided by the compensation consultant. In general, our short-term incentive program is designed so that the payout associated with achieving threshold performance is equal to 50% of target while the payout associated with achieving the maximum performance level is capped at 200% of target. No payout with respect to the financial performance component is earned for performance below the threshold level.

	Annual Incentive Percentage
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Harshman	0%	57.5%	115%	230%
DeCourcy	0%	40%	80%	160%
Kramer	0%	40%	80%	160%
Sims	0%	40%	80%	160%
Wetherbee	0%	40%	80%	160%

To calculate a potential award amount, the target percentage of salary for each NEO is multiplied by a formula based on performance.

Formula

Base Salary Earned for the Year Ended December 31, 2017	x	Target Annual Incentive Percentage	x	Performance Achievement (0-200%)	=	Annual Incentive Payout ($)

2017 Target and Earned Amounts For Each NEO:

	At Target (100%)		Actual
Named Executive Officer	Target (% of Base Salary)	Dollar Amount ($)	Actual Weighted Achievement (% of Target)	Earned/Paid Cash Award ($)
Harshman	115	1,219,000	103.0	1,255,570
DeCourcy	80	384,000	106.0	407,040
Kramer	80	357,077	104.0	371,360
Sims	80	408,000	101.5	414,120
Wetherbee	80	408,000	101.1	412,488

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COMPENSATION DISCUSSION AND ANALYSIS | 2017 EXECUTIVE COMPENSATION PROGRAM

2017 Performance Goals and Achievement Levels for the Named Executive Officers:

Messrs. Harshman, DeCourcy and Kramer:

The 2017 APP awards for Messrs. Harshman, DeCourcy and Kramer were determined by (a) total ATI performance relative to the financial metrics and (b) each such executive’s individual performance relative to strategic and/or individual goals, in each case established at the inception of the awards in February 2017. The following tables describe the relative weighting of each metric and the individual goals, as well as ATI’s and each executive’s relative level of achievement for the year:

		(millions)

Financial Performance Goals	Relative Weighting (%)	Threshold	Target	Maximum	2017 Actual Performance(a)	2017 Actual Achievement (% of Goal Target)
ATI EBITDA	60	$172	$345	$448	$359.7	104.3%
ATI Cash Flow	30	$115	$164	$205	$165.9	101.1%
	90%					103.3%

(a)	Actual 2017 APP Award performance included certain adjustments to both the EBITDA and Cash Flow metrics, including EBITDA adjustments to exclude the impact of $152 million in goodwill impairment and debt extinguishment charges and Cash Flow adjustments to exclude the impact of $144 million in Pension Plan contributions and certain costs related to the formation of the A&TS joint venture, including restart costs for its facility in Midland, Pennsylvania.

Aggregate Performance	Financial Performance Goals (90%)	Strategic/Individual Goals (10%)	Total 2017 Achievement (%)	Total 2017 Achievement ($)
Harshman	103.3%	100%	103%	$1,255,570
DeCourcy	103.3%	130%	106%	$407,040
Kramer	103.3%	110%	104%	$371,360

Mr. Sims:

The 2017 APP award for Mr. Sims was determined by the achievement of goals relevant to both total ATI performance and performance of the ATI HPMC segment, as well as his performance relative to individual strategic goals. Mr. Sims’ 2017 earned award was at 101.5% of target, resulting in an award of $414,120 as described in the following table:

Performance Goals	Relative Weighting (%)	2017 Actual Performance(a ($ in millions)	2017 Actual Achievement (% of Goal Target)
ATI EBITDA	30	$359.7	104.3
HPMC EBITDA	30	$355.8	101.6
HPMC Cash Flow	30	$227.9	90.7
Individual/Strategic Goals	10		125
	100%		101.5%

(a)	Actual 2017 APP Award performance included ATI EBITDA adjustments to exclude the impact of $152 million in goodwill impairment and debt extinguishment charges.

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COMPENSATION DISCUSSION AND ANALYSIS | 2017 EXECUTIVE COMPENSATION PROGRAM

Mr. Wetherbee:

The 2017 APP award for Mr. Wetherbee was determined by the achievement of goals relevant to both total ATI performance and performance of the ATI FRP business, as well as his performance relative to individual strategic goals. Mr. Wetherbee’s 2017 earned award was at 101.1% of target, resulting in an award of $412,488 as described in the following table:

Performance Goals	Relative Weighting (%)	2017 Actual Performance(a) ($ in millions)	2017 Actual Achievement (% of Goal Target)
ATI EBITDA	30%	$359.7	104.3%
FRP EBITDA	30%	$54.0	124.9%
FRP Cash Flow	30%	$5.2	41.2%
Individual/Strategic Goals	10%		200.0%
	100%		101.1%

(a)	Actual 2017 APP Award performance included certain adjustments to both the EBITDA and FRP Cash Flow metrics, including ATI EBITDA adjustments to exclude the impact of $152 million in goodwill impairment and debt extinguishment charges, and FRP Cash Flow adjustments to exclude the impact of $27 million for certain contractual obligations for the HRPF, prebuild of inventory for shipments pending for the first quarter of 2018, and costs related to the formation of the A&TS joint venture, including restart costs for its facility in Midland, Pennsylvania.

For further information about ATI financial performance, please see ATI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC.

Long-Term Incentive Plan (“LTIP”)

For our NEOs, 70% of the aggregate award under the long-term incentive portion of our redesigned compensation program, the Long-Term Incentive Plan, or “LTIP,” is performance-based and entirely contingent on the achievement of quantitative performance measures, while the remaining 30% of the LTIP award is time-based to provide retention incentives. Specifically, the LTIP consists of two components, including performance stock units (“PSUs”) that cliff vest based on the achievement of quantitative financial performance metrics over a three-year performance period and restricted stock units (“RSUs”) that vest in three equal annual installments, provided that the recipient remains employed by ATI on the applicable vesting date.

Vehicle	Performance Metric	Vesting	Payout Ranges
Performance Stock Units (70%)	• Income 50% • Return on Invested Capital 50% • h or ¯ TSR Modifier of 20% for Executive Council members and leadership level participants	3-Year performance period

Threshold = 50% of Target for each

Performance Metric* Target = 100%

Maximum = 200% of Target*

* Resulting minimum payout is 25% of the aggregate target award (i.e., when minimum performance is achieved for one Performance Metric, but not the other). At the inception of the award period, the Committee can reduce the threshold and maximum payout levels at their discretion.

For 2017:

Threshold = 50% of Target

Target = 100%

Maximum = 150% of Target

Restricted Stock Units (30%)	N/A	3-Year Ratable Vesting

Individual opportunities under the LTIP are granted at Threshold, Target and Maximum levels, which are expressed as a percentage of base salary. The respective target opportunities granted to the CEO and NEOs under the LTIP for both 2016 and 2017 were reduced compared to 2015 awards, as follows:

	2015 Target	2016 Target	2017 Target
CEO	400%	320%	350%
Other NEOs	300%	200%	200%

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COMPENSATION DISCUSSION AND ANALYSIS | 2017 EXECUTIVE COMPENSATION PROGRAM

Performance Stock Units:

PSUs will vest to the extent that cumulative earnings (defined as income from continuing operations attributable to ATI) and ROIC (defined as net operating profit after taxes divided by average invested capital) meet or exceed a Threshold, Target or Maximum level of performance set by the Committee at the beginning of the three-year performance measurement period. ROIC performance is averaged over the three year performance measurement period. Whether the income or ROIC performance goals are met, and the extent to which the PSUs comprising a particular award vest, will be determined by the Personnel and Compensation Committee at the end of each three-year performance measurement period. When vested, each PSU will convert into a share of the Company’s common stock. No dividends are accumulated or paid on the PSUs.

2017 Payout Percentages if Performance Goals are Met

For the 2017 PSU component, which is scheduled to vest subject to goal achievement on December 31, 2019, the Committee reduced the Maximum payout percentage from the plan design of 200% to 150%, as a result of challenges facing the Company at the time the awards were made.

Total Shareholder Return Adjustment. If the Committee determines that the income and ROIC goals for the 2017-2019 performance measurement period meet or exceed Threshold, the number of shares earned by NEOs may be increased or decreased by up to an additional 20% based on the Company’s TSR relative to the TSR of a peer group of companies, as follows:

For 2017 awards, we used the SPDR S&P Metals and Mining ETF (XME) as our TSR peer group.

Restricted Stock Units:

RSUs granted under the LTIP vest in equal annual installments on each of the first three anniversaries of their grant date, as long as the award recipient remains an employee of the Company on the relevant vesting date. If and when vested, each RSU converts into a share of Company common stock. No dividends will be accumulated or paid on the RSUs.

50 \    ATI 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | LEGACY LONG-TERM INCENTIVE COMPENSATION PROGRAMS

Legacy Plans

In 2014 and 2015, the Company issued equity awards under two long-term equity incentive plans, the Performance/ Restricted Stock Program (“PRSP”) and the Long-Term Incentive Performance Plan (“LTPP”). The LTPP, which had two components, including the Total Shareholder Return Program (“TSR”) and the Long-Term Shareholder Value (“LTSV”), each of which is described below. Both the PRSP and LTPP were discontinued beginning in 2016. These programs were replaced with our new clean sheet long-term incentive programs, and no new awards are being made under either plan. However, because the terms of awards under these legacy plans included multi-year performance and/or vesting schedules, legacy awards continued to impact the compensation realized by our NEOs in 2017 and may likewise affect annual realized compensation for one or more of our NEOs through 2020.

Legacy Performance/Restricted Stock Program (“PRSP”)

Overview. Under the PRSP, shares of performance-vested restricted stock were awarded to participants at the beginning of a three-year performance measurement period. Approximately 120 key managers, including the NEOs, participated in this plan. One-half of the award under the remaining PRSP awards has a performance-based vesting feature and the other half has both performance-based and time-based vesting components, as more fully described below.

Performance Criteria. The PRSP used an aggregate net income target that reflected ATI’s baseline expectations for earnings under the applicable three-year business plan. For awards under the 2015—2017 performance measurement period:

•	Performance Feature: One-half of the stock-based award was scheduled to vest, if at all, only upon ATI’s achievement of at least a minimum, predetermined aggregate net income target for the three-year performance period from January 1, 2015 to December 31, 2017.

The awards provided that, if the net income target were not reached or exceeded on or before the end of the three-year performance period, or if the individual award recipient were to leave the employ of the Company for a reason other than retirement, death or disability before that date, one-half of the award would be forfeited.

•	Time-Based and Performance Feature: For our NEOs, one-half of each award was scheduled to vest upon the earlier of (i) five years from the date of grant, if the participant is still an employee of the Company on that date (or if the participant has retired, died or become disabled), or (ii) the last day of the applicable three-year performance period, if the net income performance criteria for the performance period were attained.

2015-2017 Performance. The PRSP implemented in 2015 had a performance goal of aggregate net income of $325 million for the 2015-2017 performance measurement period, excluding certain facility start-up costs associated with the HRPF and underutilization costs associated with our now-idled Rowley, Utah titanium sponge plant. ATI did not achieve the $325 million aggregate net income target, and consequently, half of each NEO’s 2015-2017 award was forfeited as of January 22, 2018. The remaining half of each such award will vest in early 2020, for NEOs who remain employed by ATI employee at that time or have retired, died or become disabled. The fair market value of ATI stock on the grant date for the 2015 – 2017 awards (February 25, 2015) was $33.86 per share.

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COMPENSATION DISCUSSION AND ANALYSIS | LEGACY LONG-TERM INCENTIVE COMPENSATION PROGRAMS

Legacy Long-Term Incentive Performance Plan (“LTPP”)

Overview. The Long Term Incentive Performance Plan, which was designed to drive overall ATI performance and the achievement of strategic goals while retaining key managers, included two components:

TSR Component: Measures total stockholder return	LTSV Component: Measures long-term stockholder value

The Committee granted a target award to the each LTPP participant, the amount of which was based on a specified percentage of base pay. At the end of the applicable performance measurement period, the number of shares received by the participant, if any, is based on the Company’s total stockholder return (generally, the change in the trading prices of a share of Company common stock plus dividends paid) (“TSR”) relative to the TSR of a peer group of publicly traded companies deemed comparable by the Committee. Approximately 60 key managers participated in this portion of the LTPP.

The Committee granted an award of performance-vested restricted stock to each LTSV participant in an amount based on a specified percentage of base pay. The restricted stock awards were scheduled to vest at the end of a three-year performance period, in whole or in part, subject to the achievement of various pre-set strategic operational goals. Only members of our Executive Council participated in this portion of the LTPP.

Total Shareholder Return (TSR) Component

Performance Criteria, Including Peer Group. For the 2015 TSR awards, the Committee established a three-year performance measurement period extending from January 1, 2015 to December 31, 2017, selected the eligible participants, established the number of target shares for each participant, and identified the peer group of companies against which the Company’s performance would be measured over the term of the performance period. The target number of shares awarded to each participant was calculated as a percentage of his or her base salary on the date of grant, divided by the average of the high and the low trading prices of ATI’s Common Stock on the NYSE on the date of grant.

Measurement Criteria. The Committee established the following performance ranges and corresponding payment percentages for threshold, target and maximum performance, determined on the basis of the Company’s TSR relative to that of the specified peer group over the term of the 2015 — 2017 performance period:

•	Threshold: TSR performance by the Company during the performance period in the 35th percentile of the peer group would have resulted in a payout equal to 50% of target;

•	Target: TSR performance by the Company during the performance period in the 50th percentile of the peer group would have resulted in a payout equal to 100% of target; and

•	Maximum: TSR performance by the Company during the performance period in the 90th percentile or greater of the peer group would have resulted in a payout equal to 200% of target.

2015-2017 Performance. For the 2015 — 2017 Performance Period, ATI’s total shareholder return was at the 14th percentile relative to the TSR for its peer group during the same period, which is below the threshold level of performance required under the terms of 2015 TSR awards and, therefore, participants in the 2015 TSR program did not receive any payment with respect to these awards.

Long Term Shareholder Value (LTSV) Component

Performance Criteria. For the 2015 LTSV awards, the Committee established various strategic, operational goals, the achievement of which were considered crucial to the completion and implementation of the Company’s capital improvements, acquisitions, and business development strategies, and assigned relative weight to each performance metric. The LTSV awards provided that, at the end of the 2015 — 2017 performance measurement period, the Committee would determine the degree to which each of the performance goals had been met. The aggregate achievement level of the respective performance goals with relative weighting, expressed as percentage, is multiplied by the target number of shares of restricted stock granted to each participant to determine the number of shares of restricted stock that vest. Dividends declared on the Company’s Common Stock are accumulated and paid in stock to the holders of this performance-vested restricted stock award when and if the restrictions lapse on the shares.

2015-2017 Performance. The Committee determined that the operational goals established under the LTSV for the 2015 — 2017 Performance Period were successfully achieved only in part. As a result, participants in the 2015 LTSV program received a partial payment equivalent to 60% of their respective 2015 target awards and forfeited the remaining 40% of the award.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION POLICIES

Other Compensation Policies

Employment Agreements; Change in Control Agreements.

ATI does not have any employment agreements with its NEOs.

The Company has change in control agreements with each NEO and certain other executives that provide for severance payments to each such executive in the event he or she is terminated from his or her position in connection with a change in control, as defined in and provided by the agreements. These change in control agreements do not include an excise tax gross-up provision. The change in control agreements are intended to better enable ATI to retain the NEOs in the event that it is the subject of a potential change in control transaction. Based on past advice from its compensation consultant, the Committee believes that the potential payments under these agreements are, individually and in the aggregate, in line with competitive practices.

For a more detailed discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement.

Adherence to Ethical Standards; Clawback Policy

Incentive awards (paid in cash or equity) are conditioned on adherence to the Company’s Corporate Guidelines for Business Conduct and Ethics, which are published on our website www.atimetals.com. We have clawback agreements with each member of the management Executive Council, including the NEOs, that provide for the return of compensation to the extent that information used to calculate achievement of earnings or other performance measures is subsequently determined to be materially incorrect (including but not limited to circumstances under which any such inaccuracy results in a financial restatement).

Pension and Retirement Plans

ATI maintains a qualified defined benefit pension plan, which has a number of benefit formulas that apply separately to various groups of employees and retirees. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in collectively bargained employment arrangements. Also effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the Supplemental Pension Plan in which Mr. Harshman participates and the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Harshman, DeCourcy, Sims and Wetherbee participate. The Company continues to sponsor a qualified defined contribution plan and a non-qualified defined contribution restoration plan compliant with Section 409A of the U.S. Internal Revenue Code aimed at restoring the effects of limitations on defined contribution accruals imposed by the Code. For more information regarding the pension plans of the NEOs, see the Pension Benefits table and accompanying narrative.

Perquisites

ATI does not generally provide our executives with perquisites, such as the personal use of corporate aircraft without reimbursement to the Company, payment of club membership dues or tax reimbursement arrangements. ATI does provide a parking benefit to the NEOs who work at corporate headquarters on the same terms as provided to a broader group of corporate employees.

Tax Deductibility of Compensation Expense.

In evaluating compensation program alternatives, the Committee considers, among other factors, the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code, which generally places a $1 million limit on the amount of compensation paid to certain executive officers that a company can deduct in any one year. At the time that the Committee made its 2017 compensation decisions, and prior to recent changes to Section 162(m), compensation that was performance-based and provided under a stockholder-approved plan generally was exempt from the calculation of the $1 million deduction limit and was therefore deductible. Consequently, the 2017 incentive opportunities established by the Committee for our executive officers were designed in a manner intended to be exempt from Section 162(m)’s deduction limitation, because they are paid based on achievement of pre-determined performance goals established by the Committee pursuant to our stockholder-approved equity incentive plan.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION POLICIES

The exemption from Section 162(m)’s deduction limit for performance-based compensation has since been repealed, effective for tax years beginning after December 31, 2017. As a result, despite the Committee’s efforts to structure annual cash incentives and PSUs in a manner intended to be exempt from Section 162(m) and therefore deductible, no assurance can be given that performance-based compensation that was intended to be deductible will in fact be deductible for federal tax purposes because of ambiguities and uncertainties as to the future application and interpretation of Section 162(m), including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption of performance based compensation from the deduction limit.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes. ATI’s pay-for-performance philosophy is a key tenant of our executive compensation programs, and performance based compensation is therefore likely to remain a central component of our overall executive compensation structure, irrespective of the extent to which such compensation may continue to be deductible for federal income tax purposes.

No Hedging or Pledging of Stock

ATI policy prohibits directors, officers and key employees from engaging in publicly traded options and hedging transactions with regard to ATI securities, including the pledging of shares to secure personal loans.

Stock Ownership Guidelines

The Company maintains the following robust stock ownership guidelines in place that are applicable to its executives, including for all of the NEOs, which are designed to further link these executives’ interests with the interests of stockholders generally:

Chief Executive Officer	6X Base Salary
Executive Vice Presidents and Chief Financial Officer	3X Base Salary
Senior Vice Presidents	2X Base Salary

Executives are required to retain 100% of the after-tax value of shares issued upon the vesting of restricted share units and performance share units until the ownership requirement is satisfied.

We adopted our current guidelines in 2016, transitioning from using a fixed number of shares as the method of determining ownership to targeting a multiple of base salary, which we believe requires a meaningful level of ownership for all NEOs, even during the cyclicality in our markets and declining stock prices.

Executives subject to the guidelines have until the later of February 25, 2021 or five years from the date of promotion to one of the designated positions, as the case may be, to meet the guideline applicable to his/ her position.

Our CEO and each other NEO currently meets his full ownership obligation under the guidelines.

2017 NEO Stock Ownership Guidelines Compliance

54 \    ATI 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | 2017 TOTAL REALIZED COMPENSATION

Total Realized Compensation

When making determinations and awards under our incentive plans, the Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below. The following comparison of target compensation to realized compensation for our NEO’s demonstrates our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2017 Target Compensation	2017 Total Realized Compensation	% of Target Realized
Harshman	$5,989,000	$3,524,831	58.9%
DeCourcy	$1,824,000	$1,340,605	73.5%
Kramer	$1,710,000	$1,220,086	71.4%
Sims	$1,938,000	$1,423,376	73.4%
Wetherbee	$1,938,000	$1,371,768	70.8%

Total Realized Compensation is calculated as follows:

Total Compensation as determined by SEC rules in the “Total” column of the Summary Compensation Table	-	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column of the 2017 Summary Compensation Table)	-

the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2017 Summary Compensation Table)

+

the value realized in 2017 from shares earned under the 2015-2017 LTSV award program and the portion of shares awarded under our Long Term Incentive Plan that vested in 2017 (as reflected in the Options Exercised and Stock Vested Table; no shares vested under the PSRP or TSR programs for the 2015-2017 period).

ATI 2018 Proxy Statement    / 55

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION COMMITTEE REPORT

Compensation Committee Report

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the preceding Compensation Discussion and Analysis with Company management. Based on this review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2018 Proxy Statement. The Committee furnishes this Report for inclusion in the 2018 Proxy Statement and recommends its inclusion in ATI’s Annual Report on Form 10-K.

Submitted by:

PERSONNEL AND COMPENSATION COMMITTEE,

Members:

James E. Rohr, Chairman

Carolyn Corvi

Diane C. Creel

J. Brett Harvey

56 \    ATI 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | SUMMARY COMPENSATION TABLE FOR 2017

Summary Compensation Table for 2017

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer, each of the other three most highly compensated executives who were serving as executive officers as of December 31, 2017.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Richard J. Harshman	2017	1,060,000	—	3,973,181	1,255,570	859,126	117,704	7,265,581
Chairman, President and	2016	1,060,000	—	3,438,446	0	211,890	160,618	4,870,954
Chief Executive Officer	2015	1,050,692	—	4,638,181	0	803,656	380,611	6,873,140
Patrick J. DeCourcy	2017	480,000	—	1,028,105	407,040	88,421	55,504	2,059,070
Senior Vice President, Finance	2016	480,000	—	973,147	38,400	38,707	69,892	1,600,146
and Chief Financial Officer	2015	472,244	—	1,550,711	80,909	59,893	119,218	2,282,975
Kevin B. Kramer	2017	446,346	—	963,836	371,360	—	49,933	1,831,475
Senior Vice President, Chief	2016	425,000	150,000	861,638	29,750	—	60,884	1,527,272
Commercial & Marketing Officer	2015	421,122	150,000	1,373,053	71,638	—	98,384	2,114,197
John D. Sims	2017	510,000	—	1,092,351	414,120	322,100	76,333	2,414,904
Executive Vice President, High	2016	510,000	—	1,033,956	265,200	145,533	84,803	2,039,492
Performance Materials &	2015	507,673	—	1,647,648	187,354	202,863	148,184	2,683,722
Components segment
Robert S. Wetherbee(1)	2017	510,000	—	1,092,351	412,488	34,696	56,065	2,105,600
Executive Vice President,	2016	500,714	—	1,033,956	40,000	15,669	57,968	1,648,307
ATI Flat Rolled Products Group

(1)	Mr. Wetherbee was not a named executive officer in 2015.
(2)	Reflects actual amounts of target base salary paid in 2017.
(3)	Stock awards: The values in this column are based on the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of awards made under the Company’s LTIP in 2017. For our NEOs, the 2017 LTIP awards were comprised 70% of PSUs and 30% of time-vested RSUs. The PSUs vest based on performance over a three-year performance period relative to predetermined metrics. The RSUs vest over three years based on employment service, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Grant date fair values of the awards are calculated based on the expected outcome of the related performance conditions to which the awards are subject, as applicable. If maximum performance were to be achieved, the 2017 amounts for each NEO would be as follows: Mr. Harshman, $5,403,273; Mr. DeCourcy, $1,398,154; Mr. Kramer, $1,310,753; Mr. Sims, $1,485,524; and Mr. Wetherbee $1,485,524. Fair values for the PSU awards at target were estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over three-year time horizons matching the PSU performance measurement period. The per share fair value of PSU awards made to the NEOs in 2017 was $21.41. The fair value of nonvested restricted stock unit awards, or RSUs, are measured based on the stock price at the grant date. For the 2017 RSU awards, the values were calculated using the average of the high and low trading prices of the Company’s common stock on the date of grant (February 23, 2017), which was $19.44. See Note 14 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for further information.
(4)	Non-equity Incentive Plan Compensation: Consists of performance-based (and not discretionary) cash awards paid under the 2017 APP.
(5)	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings: The amounts in this column include amounts that are not vested and may not ultimately be received by the named executive officer. The amounts reflect the actuarial change in the present value of the NEO’s benefits under all defined benefit pension plans established by the Company, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in contractual employment arrangements. Also effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the Supplemental Pension Plan in which Mr. Harshman participates and the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Harshman, DeCourcy, Sims and Wetherbee participate. In 2017, the discount rate used was 3.85% and had the effect of increasing the pension benefit to the NEOs.
(6)	All Other Compensation: The values of any perquisites are calculated based on the aggregate incremental cost to the Company. The Company does not provide perquisites or personal benefits of air travel or club memberships, or tax reimbursements relating to perquisites or personal benefits. Please see the All Other Compensation Table for 2017 that follows for additional information.

ATI 2018 Proxy Statement    / 57

COMPENSATION DISCUSSION AND ANALYSIS | ALL OTHER COMPENSATION FOR 2017

All Other Compensation for 2017

Amounts in the “All Other Compensation Column” include the following:

Name	Nonqualified Defined Contribution Plans ($)(1)	Contributions made by the Company to 401(k) and Other Defined Contribution Plans ($)	Insurance Premiums ($)	Other ($)(2)	Total ($)
Harshman	76,188	24,512	15,444	1,560	117,704
DeCourcy	28,331	20,917	4,696	1,560	55,504
Kramer	16,299	26,550	4,336	2,748	49,933
Sims	43,218	26,550	5,005	1,560	76,333
Wetherbee	22,950	26,550	5,005	1,560	56,065
(1)	Amounts relate to the ATI Benefit Restoration Plan or the Executive Deferred Compensation Plan, as applicable. Under the non-qualified defined contribution portion of the ATI Benefit Restoration Plan, the Company supplements payments received by participants under the Company’s defined contribution plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made under such plan due to limitations imposed by the Code. See also the narrative discussion preceding the Non-Qualified Deferred Compensation Table.
(2)	Amounts are for parking and, in the case of Mr. Kramer, payment of certain nominal travel expenses ($1,188) that were incurred by his spouse and necessitated by ATI business. The parking benefit for the NEOs who work at corporate headquarters is provided on the same terms as to a broader group of corporate employees.

58 \    ATI 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | GRANTS OF PLAN-BASED AWARDS FOR 2017

Grants of Plan-Based Awards for 2017

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Plan-Based Equity Awards ($)(2)
Name	Description(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Harshman	APP		609,500	1,219,000	2,438,000
	RSU	2/23/2017							57,253			1,112,998
	PSU	2/23/2017				33,398	133,591	200,387				2,860,183
	Total		609,500	1,219,000	2,438,000	33,398	133,591	200,387	57,253			3,973,181
DeCourcy	APP		192,000	384,000	768,000
	RSU	2/23/2017							14,815			288,004
	PSU	2/23/2017				8,642	34,568	51,852				740,101
	Total		192,000	384,000	768,000	8,642	34,568	51,852	14,815			1,028,105
Kramer	APP		175,539	357,077	714,154
	RSU	2/23/2017							13,889			270,002
	PSU	2/23/2017				8,102	32,407	48,611				693,834
	Total		175,539	357,077	714,154	8,102	32,407	48,611	13,889			963,836
Sims	APP		204,000	408,000	816,000
	RSU	2/23/2017							15,741			306,005
	PSU	2/23/2017				9,182	36,728	55,092				786,346
	Total		204,000	408,000	816,000	9,182	36,728	55,092	15,741			1,092,351
Wetherbee	APP		204,000	408,000	816,000
	RSU	2/23/2017							15,741			306,005
	PSU	2/23/2017				9,182	36,728	55,092				786,346
	Total		204,000	408,000	816,000	9,182	36,728	55,092	15,741			1,092,351

(1)	Represents the Company’s Annual Performance Plan and Long-Term Incentive Plan, consisting of Performance Stock Units (PSU) and time-vested Restricted Share Units (RSU).

(2)	The values in this column are based on the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718 and correspond to the aggregate values disclosed in the “Stock Awards” column in the Summary Compensation Table.

ATI 2018 Proxy Statement    / 59

COMPENSATION DISCUSSION AND ANALYSIS | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2017

Outstanding Equity Awards at Fiscal Year-End for 2017

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Harshman	2/28/2013	23,354	563,766
	2/26/2014	24,027	580,012
	2/25/2015	23,483	566,880
	2/25/2016	86,531	2,088,858
	2/25/2016			201,905(4)	4,873,987
	2/23/2017	57,253	1,382,087
	2/23/2017			133,591(5)	3,224,887
		214,648	5,181,603	335,496	8,098,874
DeCourcy	2/28/2013	2,242	54,122
	2/26/2014	6,888	166,276
	2/25/2015	7,089	117,128
	2/25/2016	24,490	591,189
	2/25/2016			57,143(4)	1,379,432
	2/23/2017	14,815	357,634
	2/23/2017			34,568(5)	834,472
		55,524	1,340,349	91,711	2,213,904
Kramer	2/26/2014	6,407	154,665
	2/25/2015	6,277	151,527
	2/25/2016	21,684	523,452
	2/25/2016			50,595(4)	1,221,363
	2/23/2017	13,889	335,280
	2/23/2017			32,407(5)	782,305
		48,257	1,164,924	82,097	2,003,668
Sims	2/28/2013	6,929	167,266
	2/26/2014	7,929	191,406
	2/25/2015	7,532	181,822
	2/25/2016	26,020	628,123
	2/25/2016			60,714(4)	1,465,636
	2/23/2017	15,741	379,988
	2/23/2017			36,728(5)	886,614
		64,151	1,548,605	97,442	2,352,250
Wetherbee	4/01/2014	3,973	95,908
	2/25/2015	6,646	160,434
	2/25/2016	26,020	628,123
	2/25/2016			60,714(4)	1,465,636
	2/23/2017	15,741	379,988
	2/23/2017			36,728(5)	886,614
		52,380	1,264,453	97,442	2,352,250

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

(1)	This table relates to shares of (i) performance/restricted stock awarded under the PRSP and (ii) awards under the current LTIP, including time-vested RSUs granted in 2016 and 2017, which vest ratably in one-third increments over a three-year period, and performance-vested awards, or PSUs, for the performance measurement periods ending in 2018 and 2019. Half of the PRSP shares awarded in each of the years 2014 and 2015 were forfeited after three years because the Company did not meet the cumulative net income target for that performance period; the remaining one-half of each such award will vest after five years, in 2019 and 2020, respectively, generally subject to the continued employment of the participant.
(2)	Consists of shares of time-based restricted stock under the PRSP and RSUs under the LTIP. The number of shares reported in this column represents the number of shares that would be awarded pursuant to the time-based vesting portion of the PRSP grants made in 2013, 2014 and 2015 and the time-vested RSUs granted in 2016 and 2017.
(3)	Amounts were calculated using $24.14 per share, the closing price of Company Common Stock at December 29, 2017.
(4)	Consists of PSUs granted under the LTIP in 2016. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2016 PSU grants are met at the end of the applicable three-year performance measurement period.
(5)	Consists of PSUs granted under the LTIP in 2017. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2017 PSU grants are met at the end of the applicable three-year performance measurement period.

60 \    ATI 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EQUITY AWARDS VESTED FOR 2017; PENSION BENEFITS FOR 2017

Option Exercises and Stock Vested for 2017

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Harshman	48,469	1,091,557
DeCourcy	17,051	398,061
Kramer	15,097	352,447
Sims	18,116	422,983
Wetherbee	17,005	393,215

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

(1)	Consists of 19,625 shares, 8,887 shares, 7,869 shares, 9,942 shares and 8,331 shares awarded to Messrs. Harshman, DeCourcy, Kramer, Sims and Wetherbee, respectively, pursuant to the 2015 LTSV program based on payout at 60% and 28,844 shares, 8,164 shares, 7,228 shares, 8, 674 shares and 8,674 shares that vested for Messrs. Harshman, DeCourcy, Kramer, Sims and Wetherbee, respectively, on the first anniversary of the grant date for the RSUs granted to each of them in 2016.
(2)	Amounts were calculated using $26.74 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 20, 2018, with respect to the 2015 LTSV shares and $19.65 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 23, 2017, with respect to the 2016 RSU shares.

Pension Benefits for 2017

Name	Plan Name	Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Harshman	ATI Pension Plan	28	2,271,727	—
	ATI Benefit Restoration Plan	20	9,085,066	—
	Supplemental Pension Plan	10	4,016,502	—
DeCourcy	ATI Pension Plan	8	311,395	—
	ATI Non-Qualified Benefit Restoration Plan	8	279,728	—
Kramer(1)	N/A	—	—	—
Sims	ATI Pension Plan	17	681,684	—
	ATI Non-Qualified Benefit Restoration Plan	17	1,625,371	—
Wetherbee	ATI Pension Plan	3	106,745	—
	ATI Non-Qualified Benefit Restoration Plan	3	141,853	—

(1)	Mr. Kramer does not participate in any defined benefit plans.
(2)	Years of credited service reflect the number of years of service used for determining benefits for each individual during their participation under the respective plans.

ATI 2018 Proxy Statement    / 61

COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS FOR 2017

Plan	Benefit Formulas and Retirement Information

ATI Pension Plan

Qualified defined benefit plan

The Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”) is the result of the mergers of several plans previously sponsored by:

•  Allegheny Ludlum Corporation (“Allegheny Ludlum”),

•  Teledyne Inc. (“TDY”)

Effective December 31, 2014, the Company froze future benefit accruals under the ATI Pension Plan for all participating employees other than those with contractual employment arrangements.

ATI Pension Plan has a number of benefit formulas that apply separately to various groups of employees and retirees, generally, by work location and job classification. A principal determinant of which formula applied prior to December 31, 2014 is whether the employee was employed by TDY, as in the case of Messrs. Harshman and Sims, at the time the respective companies became members of the controlled group that includes the Company. Mr. DeCourcy’ s pension benefit formula includes periods of service with both Allegheny Ludlum and TDY.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria.

Each formula for Allegheny Ludlum and TDY multiplies years of service by compensation and then by a factor to produce a benefit amount payable as a straight life annuity. That benefit amount is reduced with respect to Social Security amounts payable to determine the annuity amount payable. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the NEOs to which they apply.

Upon becoming a corporate employee in 1998, Mr. Harshman ceased receiving credit for service under the TDY formula after having been credited with approximately twenty-one years of service under that formula.

Normal retirement age under the ATI Pension Plan is age 65. Participants can retire with immediate commencement of an undiscounted accrued benefit at the normal retirement age or after thirty years of service regardless of age for Allegheny Ludlum and TDY participants.

Participants can retire prior to attaining age 65 or thirty years of service with benefit payments discounted for early payment at age 62 with at least ten years of service or, with a greater discount, at age 55 with at least ten years of service.

ATI Benefit

Restoration Plan

Non-Qualified benefit plan

Effective December 31, 2014, the Company froze future benefit accruals under the defined benefit portion of the ATI Benefit Restoration Plan, under which Messrs. Harshman, DeCourcy, and Sims participated.

Under the non-qualified ATI Benefit Restoration Plan, the Company accrues benefits for the NEOs that restores to eligible NEOs the amounts that cannot be paid to them under the terms of the Company’s defined contribution plans or the defined benefit plan (the ATI Pension Plan), in either case due to the limitations set forth in the Code. All NEOs are eligible to participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the defined contribution plan in which the respective NEO participates.

Distributions under the ATI Benefit Restoration Plan are available only at the times and in the same forms as under the ATI Pension Plan, subject to payment delays to comply with Section 409A of the Code.

Supplemental Pension Plan Effective December 31, 2014, the Company froze future benefit accruals under the Supplemental Pension Plan

The Supplemental Pension Plan had provided certain key employees of ATI and its subsidiaries, including Mr. Harshman (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two month period (subject to delay to comply with Section 409A of the Code) after the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and generally continue for a 118-month period. The plan describes the events that will terminate an employee’s participation in the plan.

62 \    ATI 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | NON-QUALIFIED DEFERRED COMPENSATION FOR 2017

Non-Qualified Deferred Compensation for 2017

Name	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings In Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Harshman	76,188	44,701	—	2,204,165
DeCourcy	28,331	3,526	—	173,841
Kramer	16,299	1,662	—	81,955
Sims	43,218	3,491	—	172,130
Wetherbee	22,950	1,706	—	84,112

(1)	Reflects contributions made pursuant to the non-qualified defined contribution portion of the ATI Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the participants’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2017.
(2)	Aggregate earnings for the ATI Benefit Restoration Plan are calculated using the fiscal year-end balance, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s qualified defined contribution plan. For 2017, this rate was 2.07%.

CEO Pay Ratio

For 2017, our last completed fiscal year, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with Item 402(u) of Regulation S-K and the SEC’s related guidance, as described in greater detail below) was 84:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions and estimates:

•	Selection of Determination Date. As permitted under SEC rules, we selected October 1, 2017, as the date on which we would identify the median employee from our adjusted employee population.

•	Determination of Adjusted Employee Population. As of October 1, 2017, we had a total of 8,459 U.S. and non-U.S. employees. In establishing the population from which to identify our median employee, we excluded employees located in a number of foreign jurisdictions under the 5% de minimis exception provided under Item 402(u), including 47 employees in Germany, 15 in France, seven in Japan, six in Korea, five in India, three in Singapore, three in Taiwan, two in Dubai, and one each in Israel, Italy, Norway and Spain. Our remaining employee population as of October 1, 2017 consisted of approximately 7,753 employees of working either full time or part time in the United States, Poland or China at our parent company and consolidated subsidiaries, including our majority-owned joint venture, STAL.

•	Identification of Median Employee. We compared the cash compensation, including wages, overtime, salary and bonuses, paid during our fiscal year 2017 for each employee who was included in our adjusted employee population as the consistently applied compensation measure used to identify the median employee among those included in the adjusted employee population. As part of this analysis, we converted the compensation paid to non-U.S. employees from local currency to U.S. dollars using exchange rates in effect on December 31, 2017 and annualized the compensation of each full-time or part-time employee who was hired in 2017 and included the adjusted employee population.

•	Calculation of Annual Total Compensation. In accordance with the SEC rules, we then determined the median employee’s 2017 annual total compensation to be $86,332, which is amount that would have been reported for our median employee in the “Total” column (column (j)) of our 2017 Summary Compensation Table included on page [59] of this Proxy Statement if he had been a Named Executive Officer for fiscal 2017. In accordance with the SEC rules, we determined the CEO’s 2017 annual total compensation to be $7,265,581, which is the amount reported for our CEO in the “Total” column (column (j)) of our 2017 Summary Compensation Table included on page 57 of this Proxy Statement.

We believe the methodology, assumptions and estimates described above to be reasonable given our employee population. The SEC rules grant companies significantly flexibility in determining the methodology, assumptions and estimates used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, our pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the industry or otherwise.

ATI 2018 Proxy Statement    / 63

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment and Change in Control Agreements

Employment Agreements

ATI does not have any employment agreements with its named executive officers.

Change in Control Agreements

The Company has agreements with each continuing NEO and other key employees to assure that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control. All members of the management Executive Council and corporate officers have change in control agreements that do not include an excise tax gross-up provision.

Under the agreements, a “change in control” is defined as:

•  the Company’s actual knowledge that (x) an individual or entity has acquired beneficial ownership of 20% or more of the voting power of Company stock or (y) persons have agreed to act together for the purpose of acquiring 20% or more of the voting power of Company stock,

•  the completion of a tender offer pursuant to which 20% or more of the voting power of Company stock has been acquired,

•  the occurrence of a successful solicitation electing or removing 50% of the members of the Board or the Board consisting less than 51% of continuing directors, or

•  the occurrence of a merger, consolidation, sale or similar transaction.

In general, the agreements provide for the payment of severance benefits if a change in control occurs, and within 24 months after the change in control either:

•	the Company terminates the executive’s employment with the Company without “cause,” which is defined to mean a felony conviction, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties after 30 days’ notice to cure; or

the executive terminates employment with the Company for “good reason,” which is defined to mean:

•  a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position,

•  relocation more than 35 miles from principal job location,

•  reduction in annual salary or material reduction in other compensation or benefits,

• failure by the Company to cause a successor corporation to adopt and perform under the agreement, or • purported termination other than as expressly permitted in the agreement.

An executive officer entitled to severance benefits under a change in control agreement will be paid a lump sum cash payment within thirty days of the date of termination equal to the sum of:

•	aggregate amounts accrued through the date of termination (including but not limited to accrued but unpaid salary or cash incentive compensation and amounts accrued under any qualified, non-qualified or supplemental employee benefit plan);

•	base salary plus annual cash incentive at the greater of target or the actual level of performance achieved through the date of termination projected through the end of the year times a multiple (which is 3x for Mr. Harshman and 2x for Messrs. DeCourcy, Kramer, Sims and Wetherbee);

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COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

•	prorated annual incentive for the then uncompleted year measured at the greater of target or the level of performance achieved through the date of termination projected through the end of the year; and

•	the value of all long-term incentive awards for then uncompleted measurement periods determined at the greater of target or actual performance levels achieved to the date of termination projected through the remainder of the measurement period.

He or she will also be provided:

•	the continuation of perquisites and welfare benefits for a period (36 months);

•	reimbursement for outplacement services up to $25,000 for Mr. Harshman and $15,000 for Messrs. DeCourcy, Kramer, Sims and Wetherbee; and

•	the number of years corresponding to the applicable multiples above of credited service and full vesting under the Company’s supplemental pension plans in which the executive participates.

The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

The Personnel and Compensation Committee has reviewed the change in control valuation, as well as the purposes and effects of the agreements, and determined that it is in the Company’s best interests to retain the change in control agreements on their terms and conditions.

Potential Payments upon Termination

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables payable to each NEO in the event of termination of such executive’s employment by reason of retirement, death or disability, or within 24 months following a change in control to the extent such termination is without cause or the result of the executive’s resignation for good reason. The amounts shown assume that such termination was effective as of December 29, 2017. The closing price of Company Common Stock on the NYSE on that date was $24.14. The amounts shown are estimates of the amounts that would be paid out to the executives upon their termination under the circumstances specified. For purposes of the tables, calculations are based on the greater of the target award or the value earned for actual performance against the preset performance goals thorough the assumed date of termination. The actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the defined contribution plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan and Supplemental Pension Plan.

Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items identified above, such officer will be entitled (subject to the Company’s consent for certain amounts) to:

•	receive a prorated share of his outstanding equity awards when the shares subject to such awards would otherwise have become payable as a result of the passage of time or the achievement of the applicable performance criteria; and

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COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

•	receive payments under the Supplemental Pension Plan, beginning two months after retirement, subject in each case to Section 409A of the Code.

Consent of the Company is required for payments of awards under the long-term compensation plans upon retirement as described.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the NEO may receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees.

Payments Made Upon a Change in Control

The Company is a party to a change in control severance agreement with each NEO that provides the NEO with payments in the event his employment is terminated by the Company for reasons other than cause or by the NEO for good reason (defined to include diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within 24 months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions. The tables below illustrate the amount of payments due in various circumstances.

As noted, the column “Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 Months of a Change in Control)” assumes that there was a change in control at the December 29, 2017 closing price of $24.14 per share and all of the NEOs had a triggering event on December 29, 2017 and all cash amounts due, all deferred compensation enhancements, and all potential benefit payments were to be paid in a single lump sum.

Richard J. Harshman ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	3,180	0	0
Short-Term Incentive Compensation:
APP	0	6,095	0	0
Long-Term Incentive Compensation:
LTIP(1)	1,883	11,570	1,883	1,883
PRSP	778	1,711	778	778
Other Benefits:
Non-qualified defined contribution plan	0	302	0	0
Non-qualified defined benefit plan(2)	0	0	0	0
Health & Welfare Benefits	0	52	0	0
Outplacement	0	25	0	0
Supplemental Pension Plan(2):	0	5,000	0	0
Total	2,616	27,935	2,616	2,616

(1) Amounts shown for termination as a result of retirement, disability or death do not include the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan and the Supplemental Pension Plan effective December 31, 2014. In the event that Mr. Harshman retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan and Supplemental Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2017.” As also described above, such amounts are payable on an accelerated, lump sum basis if he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

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COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Patrick J. DeCourcy ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	960	0	0
Short-Term Incentive Compensation:
APP	0	1,536	0	0
Long-Term Incentive Compensation:
LTIP(1)	507	3,163	507	507
PRSP	233	392	233	233
Other Benefits:
Non-qualified defined contribution plan	0	91	0	0
Non-qualified defined benefit plan(2)	0	277	0	0
Health & Welfare Benefits	0	45	0	0
Outplacement	0	15	0	0
Total	740	6,479	740	740

(1) Amounts shown for termination as a result of retirement, disability or death do not include the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. DeCourcy retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2017.” As also described above, such amounts are payable on a lump sum basis if he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

Kevin B. Kramer ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	900	0	0
Short-Term Incentive Compensation:
APP	0	1,440	0	0
Long-Term Incentive Compensation:
LTIP(1)	454	2,862	454	454
PRSP	216	303	216	216
Other Benefits
Non-qualified defined contribution plan	0	86	0	0
Non-qualified defined benefit plan(2)	0	0	0	0
Health & Welfare Benefits	0	45	0	0
Outplacement	0	15	0	0
Total	670	5,651	670	670

(1) Amounts shown for termination as a result of retirement, disability or death do not include the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014.

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COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

John D. Sims ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	1,020	0	0
Short-Term Incentive Compensation:
APP	0	1,632	0	0
Long-Term Incentive Compensation:
LTIP	533	3,360	533	533
PRSP	264	541	264	264
Other Benefits:
Non-qualified defined contribution plan	0	97	0	0
Non-qualified defined benefit plan(2)	0	741	0	0
Health & Welfare Benefits	0	45	0	0
Outplacement	0	15	0	0
Total	797	7,451	797	797

(1) Amounts shown for termination as a result of retirement, disability or death do not include the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Sims retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2017.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

Robert S. Wetherbee ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	1,020	0	0
Short-Term Incentive Compensation:
APP	0	1,632	0	0
Long-Term Incentive Compensation:
LTIP	533	3,360	533	533
PRSP	173	256	173	173
Other Benefits:
Non-qualified defined contribution plan	0	97	0	0
Non-qualified defined benefit plan(2)	0	75	0	0
Health & Welfare Benefits	0	45	0	0
Outplacement	0	15	0	0
Total	706	6,500	706	706

(1) Amounts shown for termination as a result of retirement, disability or death do not include the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Wetherbee retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2017.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

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Item 3 – Ratification of the Selection of Independent Auditors

Ernst & Young LLP (“Ernst & Young”) serves as our independent registered public accounting firm (the “independent auditors”). They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee of the Board of Directors believes that Ernst & Young is knowledgeable about ATI’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as our independent auditors for the fiscal year ending December 31, 2018, and making its recommendation that stockholders ratify the selection, the Audit Committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

Audit Committee Pre-Approval Policy

Under the Pre-Approval Policy, the Audit Committee will review and approve all services to be provided by Ernst & Young before the firm is retained to perform any such services. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2017 and 2016.

Independent Auditor: Services and Fees

The fees and expenses of Ernst & Young for the indicated services performed during 2017 and 2016 were as follows:

Service	2017	2016
Audit fees	$4,101,000	$4,044,000
Audit-related fees	12,000	13,000
Tax fees	0	0
All other fees	2,000	2,000
Total	$4,115,000	$4,059,000

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of consents, and captive insurance company audits.

“Audit-related fees” consisted of fees related to an audit of a pension plan.

“All other fees” consisted of subscriptions to Ernst & Young’s web-based EYOnline accounting reference library.

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ITEM 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS | AUDIT COMMITTEE REPORT

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2017.

Roles and Responsibilities

The Audit Committee monitors and oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Committee reviews and discusses management’s report on internal control over financial reporting. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of ATI’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to their conformity with U.S. generally accepted accounting principles, and for attesting to the effectiveness of the ATI’s internal control over financial reporting.

Required Disclosures and Discussions

The Audit Committee has reviewed, met and held discussions with ATI’s management, internal auditors, and the independent auditors regarding the financial statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit Committee discussed with the internal auditors and independent auditors matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls over financial reporting, and the overall quality of ATI’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

Committee Recommends Including the Financial Statements in the Annual Report

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission. The Board of Directors has approved this inclusion.

Submitted by:

AUDIT COMMITTEE:

Chair:	John R. Pipski
Members:	Herbert J. Carlisle
James C. Diggs
David J. Morehouse

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Annual Meeting Information

2018 Annual Meeting of Stockholders — Questions and Answers

You can help ATI save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail. See question 15.

1.	Where is the 2018 annual meeting being held?

The 2018 Annual Meeting of Stockholders will be held on Thursday, May 10, 2018, at 11:00 a.m. Pacific Time at the Salem Convention Center, 200 Commercial Street SE, Salem, Oregon 97301. We are holding the annual meeting in Salem, Oregon near several of our HPMC facilities.

2.	Who is entitled to vote at the annual meeting?

If you held shares of Allegheny Technologies Incorporated common stock, par value $0.10 per share (“Common Stock”), at the close of business on March 12, 2018, you may vote your shares at the annual meeting. On that day, 125,609,242 shares of Common Stock were outstanding.

In order to vote, you must follow the instruction provided on your proxy card to designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Please return your proxy as soon as possible to ensure that your shares are represented and will be voted at the meeting, whether or not you plan to attend the meeting.

3.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the web address provided on each proxy or voting instruction card;
•	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the postage-paid envelope provided. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote on any particular item, your shares will be voted as the Board of Directors recommends for any such items; or

•	attending the meeting and voting your shares in person, if you are a stockholder of record (that is, your shares are registered directly in your name on the Company’s books and are not held in “street name” through a broker, bank or other nominee).

If you are a stockholder of record wishing to vote by telephone or electronically through the Internet, you will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Time on May 9, 2018.

If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in ATI’s savings or retirement plans, see the response to question 13 below.

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ANNUAL MEETING INFORMATION | 2018 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

4.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered to be the stockholder of record with respect to those shares, and the Notice of Annual Meeting and proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly, to vote electronically, or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal voting proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

5.	How many votes can be cast by all stockholders?

Each share of ATI Common Stock is entitled to one vote. There is no cumulative voting. We had 125,609,242 shares of Common Stock outstanding and entitled to vote on the record date.

6.	How many votes must be present to hold the annual meeting?

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

7.	How many votes are required to elect directors (Item 1)?

Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

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ANNUAL MEETING INFORMATION | 2018 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

Full details of our director resignation policy are set forth in our Bylaws, which are available on our website at www.atimetals.com.

8.	How many votes are required to adopt the other proposals (Items 2 and 3)?

All of the other proposals will be approved if such items receive the affirmative vote of at least a majority of the shares of ATI Common Stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Item 2 (executive compensation) is advisory, which means the result of the vote is non-binding. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

9.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law and the rules of the New York Stock Exchange, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares in its discretion with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2018 (Item 3) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and are not considered to be shares entitled to vote on non-routine matters. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on Items 2 and 3, which each require the affirmative vote of a majority of the shares present and entitled to vote.

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ANNUAL MEETING INFORMATION | 2018 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

10.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at ATI’s executive office;

•	transmitting a proxy dated later than your prior proxy, either by mail, telephone or Internet; or

•	attending the meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

11.	What shares are included on the proxy or voting instruction card?

The shares indicated on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings or retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings or retirement plans) will not be voted. See question 13 for an explanation of the voting procedures for shares in the Company’s savings or retirement plans.

12.	What does it mean if I receive more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, then you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

13.	How are shares that I hold in a company savings or retirement plan voted?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, then you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting the shares you hold in the Company’s savings or retirement plans by telephone or the Internet is 11:59 p.m. Eastern Time on May 4, 2018.

14.	Is my vote confidential?

ATI maintains a policy of keeping stockholder votes confidential.

15.	Can I, in the future, receive my proxy statement and annual report over the internet?

Stockholders can elect to view future ATI proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. This saves us the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you.

If you are a stockholder of record and you choose to vote over the Internet, you can choose to receive future annual reports and proxy statements electronically by following the prompt on the voting page when you vote using the Internet. If you hold your Company stock in street name (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions electronically that contain the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings.

If you enroll to view ATI’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access www.computershare.com/investor and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold

74 \    ATI 2018 Proxy Statement

ANNUAL MEETING INFORMATION | 2018 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

16. What is householding?

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to stockholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report or proxy statement for this meeting or opt out of householding, or if you are a stockholder eligible for householding and would like to participate in householding, please send a request addressed to ATI’s Corporate Secretary at 1000 Six PPG Place, Pittsburgh, PA 15222-5479, or call (412) 394-2800. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

2019 Annual Meeting and Stockholder Proposals

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy relating to the 2019 Annual Meeting of Stockholders must be received no later than November 27, 2018. Stockholder proposals should be sent to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

If you wish to submit director nominations or other business to be properly brought before an annual meeting, you must give timely notice of your intent to submit a proposal in writing to the Corporate Secretary. For such notices to be timely, notice must be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our 2019 Annual Meeting of Stockholders, we must receive any such notice on or after February 9, 2019 and on or before February 24, 2019. The notice must contain certain information specified in the Company’s Certificate of Incorporation and Bylaws.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Committee will evaluate stockholder-recommended candidates on the same basis as other candidates. Stockholder recommendations should be sent to the Corporate Secretary at the address above, who will forward the information to the Committee.

Stockholders may obtain copies of our Certificate of Incorporation and Bylaws by writing to the Corporate Secretary at the address set forth above. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and can be viewed on our website, www.atimetals.com at “About ATI—Corporate Governance.”

Other Business and Information

The Company knows of no business to be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote on such matters at their discretion.

ATI 2018 Proxy Statement    / 75

ANNUAL MEETING INFORMATION | OTHER BUSINESS AND INFORMATION

Following adjournment of the formal business meeting, Richard J. Harshman, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

Annual Report on Form 10-K

Copies of ATI’s Annual Report on Form 10-K, without Exhibits, can be obtained free of charge by written request to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479 or by calling (412) 394-2800.

Proxy Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

ATI has engaged Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038 to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Elliot S. Davis

Corporate Secretary

Dated: March 27, 2018

76 \    ATI 2018 Proxy Statement

APPENDIX A

Allegheny Technologies Incorporated and Subsidiaries

Non-GAAP Financial Measures

(Unaudited, dollars in millions, except per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes that certain non-GAAP financial measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP financial measures discussed in this annual report.

	Fiscal Year Ended
	December 31
	2016	2017
Net loss attributable to ATI	$(641)	$(92)
Adjustments:
Debt extinguishment charge, net of tax (a)	-	37
Impairment of goodwill, net of tax (b)	-	114
Restructuring and other charges, net of tax (c)	355	-
Rowley excess operating costs, net of tax (d)	19	-
Work stoppage and return-to-work costs (e)	28	-
Income tax items including valuation allowances (f)	142	(4)

Net income (loss) attributable to ATI, as adjusted	$(97)	$55

	Per Diluted Share
Net loss attributable to ATI	$(5.97)	$(0.83)
Adjustments:
Debt extinguishment charge, net of tax (a)	-	0.29
Impairment of goodwill, net of tax (b)	-	1.05
Restructuring and other charges, net of tax (c)	3.30	-
Rowley excess operating costs, net of tax (d)	0.18	-
Work stoppage and return-to-work costs (e)	0.27	-
Income tax items including valuation allowances (f)	1.31	(0.03)

Net income (loss) attributable to ATI, as adjusted	$(0.91)	$0.48

The following adjustments are more fully described in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8. Financial Statements and Supplementary Data in the 2017 annual report on Form 10-K. The presentation of adjusted results per diluted share includes the effects of convertible debt, if dilutive.

(a) Fiscal year December 31, 2017 results include a debt extinguishment charge of $37 after-tax, or $0.29 per share, for the full redemption of the $350, 9.375% Senior Notes due 2019.

(b) During the third quarter of 2017, the Company performed an interim goodwill impairment analysis, as required by accounting standards, for our Cast Products business and determined that all goodwill assigned to this business unit was impaired. As a result, the Company recorded a $114 non-cash goodwill impairment charge, or $1.05 per share.

(c) During 2016, the Company restructured its titanium operations in the HPMC segment, closed the FRP segment’s Midland, PA and Bagdad, PA facilities, and implemented salaried workforce reduction actions in the FRP segment. Restructuring and other charges totaled $539 pre-tax, including $471 asset impairment charges primarily related to the indefinite idling of the Rowley, UT titanium sponge production facility, $32 of facility shutdown and idling costs, $24 million of employee benefit costs and $12 million of inventory valuation charges, or $355 after-tax, or $3.30 per share.

(d) These amounts represent the above-market production costs and other operating expenses for the Rowley, UT titanium sponge production facility prior to the indefinite idling, net of expected ongoing carrying costs, and have been adjusted out of the Company’s GAAP amounts to provide Company results that are more representative of the future, which exclude these costs.

(e) For the first six months of fiscal year 2016, the Company incurred costs associated with the work stoppage and return-to-work of USW-represented employees including reduced operating efficiencies, out-of-phase raw material costs, and provisions of the new labor agreements.

(f) Amounts for the year ended December 31, 2017 include $4 of tax benefits, or $0.03 per share, from the 2017 Tax Cuts and Jobs Act legislation. Amounts for the fiscal year ended December 31, 2016 include $150 of income tax valuation allowance adjustments for U.S. federal deferred tax assets, partially offset by other non-operational income tax benefits, compared to the tax benefit that would apply at a standard 35% tax rate.

Fiscal Year Ended
December 31, 2017
Cash provided by operating activities	$22
ATI Pension Plan contribution	135

Cash provided by operating activities, as adjusted	$157

ATI 2018 Proxy Statement    / A-1

Our Core Values
While we believe that change is constant, one thing will not change. As we continue on our journey—Building the World’s Best Specialty Materials & Components Company™—we are guided by a shared commitment to ATI’s Core Values.
Integrity as the cornerstone of our business.
To that end, we must be honest and forthright in everything we do.
ATI is committed to more than just adherence to laws and regulations. Our commitment is to reflect the highest level of integrity and ethics in our dealings with each other, and all of our stakeholders.
We expect everyone to be treated with dignity and respect and we embrace the values of innovation, cooperation, accountability, and teamwork.
Safety, Health and Sustainability are the prerequisites to all operations, and our goal is to finish each day incident- and injury-free.
Diversity, Creativity, Learning, and Freedom of people to reach their individual potential is ATI’s culture.
Product Quality and Excellence is demonstrated in everything we do.

Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 9, 2018.

Vote by Internet
• Go to www.envisionreports.com/ati
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Herbert J. Carlisle	☐	☐	☐	02 - Diane C. Creel	☐	☐	☐	03 - John R. Pipski	☐	☐	☐

04 - James E. Rohr	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2018.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02SUNA

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of

Allegheny Technologies Incorporated Stockholders

Thursday, May 10, 2018

11:00 a.m. Pacific Time

Salem Convention Center

200 Commercial Street, SE

Salem, Oregon 97301

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

For the personal use of the stockholder named hereon - not transferable

Dear Stockholder,

Enclosed or available on the Internet at http://www.envisionreports.com/ati are materials relating to the Allegheny Technologies Incorporated 2018 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (below) by mail in the enclosed postage-paid envelope.

Elliot S. Davis

Corporate Secretary

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/ati

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Allegheny Technologies Incorporated

Proxy for 2018 Annual Meeting

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Patrick J. DeCourcy, Elliot S. Davis and Amanda J. Skov or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 10, 2018, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2 and 3 and in their discretion on other matters.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 4, 2018.

Vote by Internet
• Go to www.envisionreports.com/ati
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Herbert J. Carlisle	☐	☐	☐	02 - Diane C. Creel	☐	☐	☐	03 -John R. Pipski	☐	☐	☐

04 - James E. Rohr	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2018.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02SWCB

• The ATI Retirement Plan

• The ATI 401(k) Savings Plan

As a Plan participant, you have the right to direct Benefit Trust Company how to vote the shares of Allegheny Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning voting instructions herein by mail. A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on May 4, 2018. If the Trustee does not receive your instructions by such date, the Trustee shall vote your shares as the Plan Administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/ati

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card for 2018 Annual Meeting

Allegheny Technologies Incorporated

The undersigned hereby directs Benefit Trust Company to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 10, 2018 and any adjournments or postponements thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.